Exhibit 10.18

4365 ROUND LAKE BOULEVARD

INDUSTRIAL LEASE

1.                                      Parties. This Lease, dated, for reference purposes only, dated December 17,2001, is made by and between AMB PROPERTY, L.P., a Delaware limited partnership (herein called “Lessor”), and DATA SCIENCES INTERNATIONAL, INC., a Minnesota corporation (herein called “Lessee”).

2.                                      Premises, Parking, and Common Areas.

2.1                                 Premises. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, real property situated in the City of Arden Hills, County of Ramsey, State of Minnesota, commonly known as Round Lake Business Center as shown cross-hatched on the floor plan attached hereto as Exhibit A, initially comprising approximately 19,097 rentable square feet of area as depicted on Exhibit A, herein referred to as the “Premises”, including rights to the Common Areas as hereinafter specified which shall include rights to the use of the loading dock, related driveways and external staging areas as depicted in Exhibit A and the use of the roof area specified in Section 2.7 herein. The Premises are a portion of a building, herein referred to as the “Building.” The Premises, the Building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Industrial Center”, and are legally described on the attached Exhibit A-1 entitled “Legal Description of Industrial Center”. Any statement of square footage set forth in this Lease or that may have been used in calculating Base Rent and/or Operating Expenses is an approximation which Lessor and Lessee agree is reasonable and the Base Rent and Lessee’s Share based thereon is not subject to revision whether or not the actual square footage is more or less.

On or before January 15, 2002, Lessor, at its sole cost and expense shall construct a south demising wall and separate utility metering from the approximate 3,754 square foot southerly bay adjacent to the Premises. In addition, Lessee, as provided pursuant to the terms in Exhibit B attached hereto shall construct the leasehold improvements as set forth in the Leasehold Improvements Plans and Specifications and exhibits thereto, set forth on the attached Exhibit B. If Lessor is obstructed or delayed in the completion of such construction of the demising wall and separate utility metering work by flood or inclement weather, fire, earthquake, act of God, war, strike, picketing, boycott or lockout, governmental or legal intervention, governmental permit or zoning approvals, or any other cause beyond the control of Lessor, Lessor shall have no liability of any kind whatsoever to Lessee as a result of such delay.

2.2                                 Vehicle Parking. Lessee shall be entitled to employee and customer vehicle parking, unreserved and unassigned, on those portions of the Common Areas designated by Lessor for parking. Common area parking shall be used only for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.”  Vehicles other than Permitted Size Vehicles, including semi cabs and trailers, are herein referred to as “Oversized Vehicles.” At no additional cost to Lessee, Lessor shall allocate forty-seven (47) parking spaces for Lessee’s non-exclusive use during the Term of the Lease which shall include including extensions (“Lessee Parking Spaces”). Six (6) of the Lessee Parking Spaces

shall be located within the Common Area adjacent to the Premises and designated as “visitor/customer parking” with signage provided by Lessor. In the event of a shortage of parking spaces as determined in the reasonable discretion of Lessor, Lessor will create for Lessee’s non-exclusive use, sixteen (16) additional parking spaces along the south drive aisle as depicted on Exhibit B attached hereto. At no time without Lessee’s written consent shall Lessor stripe additional parking in a location that materially limits Lessee’s convenient access to Lessee’s loading docks or drive-in doors.

(a)                                  Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

(b)                                 Lessee shall not permit or allow overnight parking or storage of Oversized Vehicles anywhere within the Industrial Center. In the event that Lessor is required to conduct snow removal, parking lot maintenance or Building maintenance, Lessor requires that all vehicles be removed from the affected areas within the parking areas.

(c)                                  If Lessee permits or allows any of the prohibited activities described in paragraph 2.2 of this Lease, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.3                                 Common Areas - Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center that are provided and designated by Lessor from time to time for the general non-exclusive use of Lessor, Lessee, and other lessees of the Industrial Center and their respective employees, suppliers, shippers, customers, and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, external staging areas and landscaped areas.

2.4                                 Common Areas - Lessee’s Rights. Lessor hereby grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, customers, and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Industrial Center. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage occurs then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.5                                 Common Areas – Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend, and enforce reasonable rules and regulations with respect thereto. Such rules and regulations shall not be inconsistent with the terms of this Lease. Lessee agrees to abide by and conform to all such rules and regulations, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said rules and regulations by other lessees of the Industrial Center. See Exhibit C.

2.6                                 Common Areas - Changes.

(a)                                  Lessor shall have the right, in Lessor’s sole discretion, from time to time:  (i) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape, and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, and walkways; (ii) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (iii) To designate other land outside the boundaries of the Industrial Center to be a part of the Common Areas; (iv) To add additional buildings and improvements to the Common Areas; (v) To use the Common Areas while engaged in making additional improvements, repairs, or alterations to the Industrial Center, or any portion thereof; (vi) To do and perform such other acts and make such other changes in, to, or with respect to the Common Areas and the Industrial Center as Lessor may, in the exercise of sound business judgment, deem to be appropriate. Any actions taken by Lessor under this Section 2.6 shall not adversely impact Lessee’s use of the Common Areas.

2.7                                 Lessee’s Roof Access. Lessee shall have the right to non-exclusive use, for Lessee’s own use, one hundred (100) square feet of the roof of the building in a location set forth on the Plans and Specifications set forth on Exhibit B attached hereto for the purpose of locating satellite and other communications equipment which shall include the right to install, operate and maintain satellite communication dishes and antennas. In order to preserve Lessor’s roof warranty, Lessee shall be required to use Lessor’s roofing contractor for any installation, operation and maintenance which involves penetration of the roof surface. Lessee agrees to indemnify and hold Lessor, and its transfers and assigns harmless from all damage or injury arising out of Lessee’s use, installation, operation and maintenance of any such satellite or communications equipment.

3.                                      Term.

3.1                                 Term. The term of this Lease shall be for three (3) years and six (6) months and approximately two (2) weeks commencing upon the full execution hereof (“Commencement Date”) with the Premises to be delivered to Lessee on or before December 17, 2001 and ending on June 30, 2005, unless sooner terminated pursuant to any provision hereof.

3.2                                 Delay in Possession. Notwithstanding said Commencement Date, if for any reason Lessor cannot deliver possession of the Premises to Lessee on said Commencement Date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder; provided, however, that if Lessor has not delivered possession of the Premises within ninety (90) days from said Commencement Date and said delay in delivery is not due to Lessee’s action, or the action of any governmental agency, Lessee may, at its option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided further, however, that if such written notice of Lessee is not received by Lessor within said ten (10) day period, Lessee’s right to cancel this Lease hereunder shall terminate and be of no further force or effect. If the date of delivery of Possession of the Premises to Lessee is later than the commencement date specified in Paragraph 3.1 above, then the term of this Lease shall be extended by the number of days between the commencement date and such actual delivery date, and Lessor and Lessee shall enter into an amendment to this lease setting forth such new expiration date.

3.3                                 Early Possession. If Lessee occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions of this Lease, such occupancy shall not advance the termination date, and Lessee shall pay rent for such period at the initial monthly rates set forth below.

3.4                                 Option to Extend. Lessee shall have the right and Option, as defined in Section 38 herein, to extend the Term for two (2) periods (herein called the “Extension Period”) of eighteen (18) months provided that (i) Lessee is current with respect to its obligation to pay Base Rent and Lessee’s Share of Operating Expenses and Real Estate Taxes under this Lease and no default exists with respect to any other obligation of Lessee under this Lease, both at the time of the exercise of the Option and at the commencement of the Extension Period, (ii) Lessee exercises the Option by notice to Lessor given not less than 270 days or more than 270 days before the date the Term would otherwise expire and (iii) during the Term, Lessee has not been in Default with any payment of Base Rent and Lessee’s Share of Operating Expenses and Real Estate Taxes three (3) or more times. The option to extend the Term is personal to Lessee and may not be exercised by any assignee of Lessee if Lessor has consented to the assignment of this Lease by Lessee. The obligations of Lessee during the Extension Period shall be governed by all of the provisions of this Lease.

4.                                      Rent.

4.1                                 Base Rent. Lessee shall pay to Lessor, as Base Rent for the Premises, without notice or any offset or deduction, except as may be otherwise expressly provided in this Lease, including Section 4.3 relating to rent abatement, on the first day of each month of the term hereof, monthly payments in advance in the amount as follows:

Period	Monthly	Term

December 17, 2001 to June 30, 2005	$7,957.08	Initial Term
July 1, 2005 to December 31, 2006	$10,344.21	1st Extension Period
January 1, 2007 to June 30, 2008	$11,935.63	2nd Extension Period

Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the Base Rent. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

4.2                                 Operating Expenses. Lessee shall pay to Lessor during the term hereof, except as provided in Section 4.3 relating to rent abatement, in addition to the Base Rent, Lessee’s Share, as hereinafter defined, of all Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

(a)                                  “Lessee’s Share” is defined, for purposes of this Lease shall be 25.62%. Lessee’s share is subject to periodic review and adjustment by Lessor to accurately reflect Lessee’s pro-rata share of the improvements then comprising the Industrial Center.

(b)                                 “Operating Expenses” is defined, for the purposes of this Lease, as all costs of management, operation, maintenance, and repair of the Building, and to, the extent allocable to the Building, the Common Areas and the balance of the Industrial Center, including, without limitation, the wages, salaries, and payroll burden of employees, maintenance, landscaping, irrigation, parking, and other services, power, water, and other utilities, materials and supplies, maintenance and repairs (including repaving of the parking areas and replacement of any roofs), insurance, the deductible portion of any insured loss real property and other taxes and assessments (including any increases resulting from a sale or other change in ownership of the Building or the Industrial Center), depreciation on personal property, the cost of any capital improvements designed to reduce other items of Operating Expenses, plus interest at the rate of twelve percent (12%) per annum or such higher cost of funds incurred by Lessor to construct such improvements, amortized over a reasonable period determined by Lessor, and a construction management fee of five percent (5%) of the foregoing amounts. The share of Operating Expenses pertaining to the Common Areas and the balance of the Industrial Center allocated to the Building shall be determined in the reasonable business judgment of Lessor. Notwithstanding anything to the contrary in this Section 12, the items listed on Exhibit D attached hereto shall not be included in Operating Expenses and are not payable by the Lessee.

Except as required by Sections 6.2 and 7.5 herein, Lessee shall not be required to reimburse Lessor for any structural repairs to the Demised Premises.

(c)                                  The inclusion of the improvements, facilities, and services set forth in paragraph 4.2(b) in the definition of Operating Expenses shall not be deemed to impose an obligation upon Lessor either to have said improvements or facilities or to provide those services unless the Industrial Center already has the same.

(d)                                 On or before December 15th of each year, Lessor shall furnish an estimate of Lessee’s Share of Operating Expenses, a list of the proposed contracts and specifications for services and the identity of the proposed property management company for the succeeding year. Lessee’s Share of annual Operating Expenses shall be payable monthly, during each twelve-month period of the Lease term, on the same day as the Base Rent is due hereunder. In the event that Lessee pays Lessor’s estimate of Lessee’s Share of Operating Expenses as aforesaid, Lessor shall deliver to Lessee on or before February 28 of each year, a reasonably detailed statement showing Lessee’s Share of the actual Operating Expenses incurred during the preceding year. If Lessee’s payments under this paragraph 4.2(d) during said preceding year exceed Lessee’s Share as indicated on said statement, Lessee shall be entitled to credit the amount of such overpayment against Lessee’s Share of Operating Expenses next falling due. If Lessee’s payments under this paragraph during said preceding year were less than Lessee’s Share as indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency within ten (10) days after delivery by Lessor to Lessee of said statement. Following the termination or expiration of this Lease, Lessor shall reimburse Lessee for any overpayment of Lessee’s Share of Operating Expenses following Lessor’s final, annual calculation of the then current year’s Operating Expenses.

(e)                                  Lessor’s estimate of Operating Expenses and Real Estate Taxes payable by Lessee for 2002 is $3.40 per square foot.

(f)                                    Not more than once annually, the books and records of Lessor, may be audited by Lessee or Lessee’s authorized representative during normal business hours at the Lessor’s designated management office, on reasonable prior notice to Lessor. Such audit shall be limited to an audit of the Operating Expenses for the preceding or current year. If Lessee challenges Lessor’s computations of the Operating Expenses, Lessee shall give Lessor notice stating Lessee’s objections. If Lessee’s audit of the Operating Expenses proves that the actual Operating Expenses exceeds the estimated Operating Expenses by more than three percent (3%), and Lessors auditors concur, Lessor shall promptly repay all such overpayment to Lessee and reimburse Lessee for Lessee’s reasonable audit expenses.

4.3                                 Rent Abatement Period. Provided Lessee faithfully performs all terms and conditions of this Lease during the term hereof, Lessee’s obligation to pay Base Rent, Lessee’s Share of Operating Expenses and Real Estate Taxes under this Lease shall be abated from the Commencement Date through January 31, 2002. Thereafter Lessee shall pay Base Rent, Lessee’s Share of Operating Expense and Real Estate Taxes and all other amounts due hereunder to Lessor according to the terms hereof. If Lessee at any time is in default hereunder beyond any applicable cure period, Lessor may, in addition to all other rights or remedies it may have, rescind the abatement and receive all Base Rent, Lessee’s Share of Operating Expenses and Real Estate Taxes which Lessor would have otherwise received from Lessee had there been no period of abatement. Lessor’s failure to rescind the abatement of Base Rent, Lessee’s Share of Operating Expenses and Real Estate Taxes provided for hereunder as a result of any default by Lessee shall not be deemed to be a waiver of Lessor’s right to so rescind on any subsequent default by Lessee.

5.                                      Security Deposit. On or before the Delivery Date, Lessee shall submit a security deposit to Lessor in an amount equal to $13,367.90. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply, or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee’s default, or to compensate Lessor for any loss or damage that Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount then required of Lessee. If the monthly rent increases, from time to time, during the term of this Lease, Lessee shall, at Lessor’s request, at the time of such increase, deposit with Lessor additional money as a security deposit so that the total amount of the security deposit held by Lessor shall at all times bear the same proportion to the then current Base Rent as the initial security deposit bears to the initial Base Rent set forth in paragraph 4. Lessor shall not be required to keep said security deposit separate from its general accounts. If Lessee performs all of its obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor’s option, to the last assignee, if any, of Lessee’s interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said security deposit.

6.                                      Use.

6.1                                 Use. The Premises shall be used and occupied only for the operation of a warehouse, warehouse storage, research and development lab and general office provided that no such use shall be permitted which would in any way (a) violate any conditions, covenants, and restrictions applicable to the Premises, the Building, or the Industrial Center, (b) involve in any fashion the manufacture, storage, or release on or from the Premises of hazardous or toxic substances or materials, (c) render economically infeasible or unobtainable any insurance required hereunder, (d) increase the amount of real property tax or insurance premiums payable by Lessor under this Lease, or (e) in Lessor’s reasonable judgment, decrease the marketability of the Premises, the Building, or the Industrial Center with respect to sale or leasing or both. Lessor represents that as of the Commencement Date, Tenant’s intended use of the Premises is not in violation of any applicable zoning or use restriction.

6.2                                 Compliance with Law. Unless such obligations are expressly the obligations of Lessor as specified hereunder, Lessee shall, at its sole cost and expense, comply with (a) all governmental laws, rules, regulations, and orders, (b) all rules, regulations, and orders of a national or local Board of Fire Underwriters or other bodies performing a similar function, and (c) any covenants and restrictions in effect during the term or any part of the term hereof and applicable to the Premises. Lessee shall take all steps necessary to effect such compliance; Lessee’s obligation therefor shall be unqualified, regardless of the unforeseeable, extraordinary, or structural character of the work required for compliance. It is the intention of the parties that Lessee shall assume the entire responsibility for complying with all such laws, requirements, rules, orders, ordinances, and regulations relating to the Premises and Lessee’s use of the Premises. Lessee shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there should be more than one tenant in the Building, will tend to disturb such other tenants.

6.3                                 Condition of Premises.

(a)                                  Lessor shall deliver the Premises to Lessee clean and free of debris on the Lease commencement date (unless Lessee is already in possession).

(b)                                 Except as otherwise provided in this Lease, Lessee hereby accepts the Premises in their condition existing as of the Lease commencement date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county, and state laws, ordinances, and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee’s business.

7.                                      Maintenance, Repairs, Alterations, and Common Area Services.

7.1                                 Lessor’s Obligations. Subject to the provisions of paragraphs 4.2 (Operating Expenses), 6 (Use), 7.2 (Lessee’s Obligations), and 9 (Damage or Destruction) and except for damage caused by any negligent or intentional act or omission of Lessee, Lessee’s employees, suppliers, shippers, customers, or invitees, in which event Lessee shall repair the damage, Lessor, at Lessor’s expense, subject to reimbursement pursuant to paragraph 4.2, shall keep in good condition and repair the foundations, exterior walls, structural condition of interior bearing walls, and roof of the Premises, as well as the parking lots, walkways, driveways, landscaping, fences, and utility installations of the Common Areas and all parts thereof, as well as providing the services for which there is an Operating Expense pursuant to paragraph 4.2. Lessor shall not, however, be obligated to paint the exterior or interior surface of exterior walls, nor shall Lessor be required to maintain, repair, or replace windows, doors, or plate glass of the Premises or windows, doors or plate glass forming part of the exterior of the Premises. Lessor shall have no obligation to make repairs under this paragraph 7.1 until a reasonable time after receipt of written notice from Lessee of the need for such repairs. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor’s expense or to terminate this Lease because of Lessor’s failure to keep the Premises in good order, condition, and repair. Lessor shall not be liable for damage or loss of any kind or nature by reason of Lessor’s failure to furnish any Common Area services when such failure is caused by accident, breakage, repair, strike, lockout, or other labor disturbance or dispute of any character, or by any other cause beyond the reasonable control of Lessor. Notwithstanding anything herein to the contrary, if Lessor replaces the HVAC units serving the Demised Premises during the Term hereof, Lessor shall bear the cost of such replacement with Lessee paying Lessee’s Share of the cost amortized over a period of ten (10) years. Lessee shall be responsible for the inspection and maintenance costs of the HVAC units serving the Demised Premises during the Term hereof. Lessor, at its sole cost and expense, shall make the necessary repairs to the current HVAC system according to the items identified as potential problems in the HVAC inspection reports dated September 10 and November 15, 2001 prepared by Northern Air Corporation. If Lessor is obstructed or delayed in the completion of such repair work by flood or inclement weather, fire, earthquake, act of God, war, strike, picketing, boycott or lockout, governmental or legal intervention, governmental permit or zoning approvals, or any other cause beyond the control of Lessor, Lessor shall have no liability of any kind whatsoever to Lessee as a result of such delay.

7.2                                 Lessee’s Obligations.

(a)                                  Subject to the provisions of paragraphs 6 (Use), 7.1 (Lessor’s Obligations), and 9 (Damage or Destruction), Lessee, at its expense, shall keep in good order, condition, and repair and make replacements when necessary to the Premises and every part thereof (whether or not a damaged portion of the Premises or the means of repairing the same is reasonably or readily accessible to Lessee), including, without limiting the generality of the foregoing, all plumbing, heating, ventilating and air conditioning systems (Lessee shall procure and maintain, at Lessee’s expense, a ventilating, and air conditioning system maintenance contract), electrical and lighting facilities and equipment within the Premises, fixtures, interior walls arid interior surfaces of exterior walls, ceilings, windows, doors, plate glass, and skylights located within the Premises, including windows, doors, and plate glass forming a part of the exterior of the Premises, and all loading dock areas serving the Premises including repair or replacement of overhead doors, dock plates, dock seals and bumpers, and dock levelers. Lessor reserves the right to procure and maintain the ventilating and air conditioning system maintenance contract, and if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(b)                                 If Lessee fails to perform its obligations under this paragraph 7.2, Exhibit B or under any other paragraph of this Lease, Lessor may enter upon the Premises after forty-eight (48) hours’ prior written notice to Lessee (except in the case of emergency, in which no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition, and repair, and the cost thereof together with interest thereon at the maximum rate then allowable by law shall be due and payable as additional rent to Lessor together with Lessee’s next Base Rent installment.

(c)                                  On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received, ordinary wear and tear excepted, clean and free of debris. Any damage to or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee’s trade fixtures, alterations, furnishings, and equipment. Notwithstanding anything to the contrary otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing, and fencing on the Premises in good operating condition.

7.3                                 Alterations and Additions.

(a)                                  Lessee shall not, without Lessor’s prior written consent, make any alterations, improvements, additions, or Utility Installations in, on, or about the Premises, or the Industrial Center, except for nonstructural alterations to the Premises not exceeding $5,000 per occurrence, during the term of this Lease. In any event, whether or not in excess of $5,000 per occurrence, Lessee shall make no change or alteration to the exterior of the Premises nor the exterior of the Building nor the Industrial Center without Lessor’s prior written consent. As used in this paragraph 7.3 the term “Utility Installation” shall mean carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing, and fencing. Lessor may require that Lessee remove any or all of said alterations, improvements, additions, or Utility Installations at the expiration of the term hereof, and restore the Premises and the Industrial Center to their prior condition. At the time of Lessor’s approval of Lessee’s final plans and specifications set forth in Exhibit B or upon Lessor’s approval of Lessee’s Utility Installations, Lessor shall advise Lessee in writing of whether Lessee will be required to remove such improvements or Utility Installations at the time the Lease terminates or expires by its terms. If Lessor does not advise Lessee of such removal requirement, then Lessee shall not be required to make such removal. Lessor may require Lessee to provide Lessor, at Lessee’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanics and materialmen’s liens, and to insure completion of the work. Should Lessee make any alterations, improvements, additions, or Utility Installations without the prior approval of Lessor, Lessor may, at any time during the term of this Lease, require that Lessee remove any or all of the same.

(b)                                 Any alterations, improvements, additions, or Utility Installations in or about the Premises or the Industrial Center that Lessee desires to make and that require the consent of Lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor gives its consent thereto, the consent shall be deemed conditioned upon Lessee’s acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work, and the compliance by Lessee with all conditions of said permit in a prompt and expeditious manner.

(c)                                  Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanics or materialmen’s lien against the Premises, or the Industrial Center, or any interest therein. Lessee shall give Lessor not less than ten (10) days’ notice prior to the commencement of any work in the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises or the Building as provided by law. If Lessee, in good faith, contests the validity of any such lien, claim, or demand, then Lessee shall, at its sole expense, defend itself and Lessor against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises or the Industrial Center, upon the condition that if Lessor shall so require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand, indemnifying Lessor against liability for the same and holding the Premises and the Industrial Center free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor’s attorney fees and costs participating in such action if Lessor decides it is in Lessor’s best interest to do so.

(d)                                 All alterations, improvements, additions, and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee) that may be made on the Premises shall be the property of Lessor and shall remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Lessor requires their removal pursuant to paragraph 7.3(a). Notwithstanding the provisions of this paragraph 7.3(d), Lessee’s machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, and other than Utility Installations, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of paragraph 7.2.

7.4                                 Utility Additions. Lessor reserves the right to install new or additional utility facilities throughout the Building and the Common Areas for the benefit of Lessor or Lessee, or any other lessee of the Industrial Center, including, but not by way of limitation, such utilities as plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Lessee’s use of the Premises.

7.5                                 Alterations Required by Law. Subject to Lessor’s express obligations hereunder, Lessee shall pay to Lessor as additional rent the cost of any structural or nonstructural alteration, addition, or change to the Building and/or at Lessor’s election, shall promptly make, at Lessee’s sole expense and in accordance with the provisions of paragraph 7.1 above, any structural or nonstructural alteration, addition, or change to the Premises required to comply with laws, regulations, ordinances, or orders of any public agencies, whether now existing or hereafter promulgated, where such alterations, additions, or changes are required by reason of Lessee’s or

Lessee’s agents’ acts; Lessee’s use or change of use of the Premises; alterations or improvements to the Premises made by or for Lessee; Lessee’s application for any permit or governmental approval; or pursuant to the Americans with Disabilities Act, 42 U.S.C. §§ 12101-12213, as amended (including administrative, judicial, and legislative interpretations, rulings, and clarifications relating thereto).

8.                                      Insurance; Indemnity.

8.1                                 Liability Insurance - Lessee. Lessee shall, at its expense, obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily Injury and Property Damage insurance insuring Lessee and Lessor as an additional insured against any liability arising out of the use, occupancy, or maintenance of the Premises and the Industrial Center. Such insurance shall be in an amount not less than $2,000,000.00 per occurrence. The limits of said insurance shall not, however, limit the liability of Lessee hereunder. In addition to such liability insurance policy, Lessee shall at all times maintain in force on all of its fixtures, equipment and tenant improvements in the Premises a policy or policies of insurance covering losses or damage in an amount equal to the full replacement value of such property, as the same may exist from time to time, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils, “all risk”, plate glass insurance, and such other insurance as Lessor may reasonably request.

8.2                                 Liability Insurance - Lessor. Lessor shall obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily Injury and Property Damage Insurance, insuring Lessor, but not Lessee, against any liability arising out of the ownership, use, occupancy, or maintenance of the Industrial Center, in an amount not less than $2,000,000.00 per occurrence.

8.3                                 Property Insurance. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Industrial Center improvements, but not Lessee’s personal property fixtures, equipment, or tenant improvements, in an amount not to exceed the full replacement value thereof, as the same may exist from time to time, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event the same is required by a lender having a lien on the Premises), special extended perils (“all risk”, as such term is used in the insurance industry), plate glass insurance, and such other insurance as Lessor deems advisable. In addition, Lessor shall obtain and keep in force, during the term of this Lease, a policy of rental value insurance covering a period of not less than two years, with loss payable to Lessor, which insurance shall also cover all Operating Expenses for said period. In the event that the Premises suffer an insured loss as defined in paragraph 9.1(g) hereof, the deductible amounts under the casualty insurance policies relating to the Premises shall be paid by Lessee according to Lessee’s Share.

8.4                                 Payment of Premium Increase.

(a)                                  After the term of this Lease has commenced, Lessee shall not be responsible for paying Lessee’s share of any increase in the property insurance premium for the Industrial Center specified by Lessor’s insurance carrier as being caused by the use, acts, or omissions of any other lessee of the Industrial Center, or by the nature of such other lessee’s occupancy that creates an extraordinary or unusual risk.

(b)                                 Lessee, however, shall pay the entirety of any increase in the property insurance premium for the Industrial Center over what it was immediately prior to the commencement of the term of this Lease if the increase is specified by Lessor’s insurance carrier as being caused by the nature of Lessee’s occupancy or any act or omission of Lessee.

8.5                                 Insurance Policies. Insurance required hereunder shall be with companies holding a “General Policyholders Rating” of at least AVII, or such other rating as may be required by a lender having a lien on the Premises, as set forth in the most current issue of “Best’s Insurance Guide.”  Lessee shall not do or permit to be done anything that invalidates the insurance policies carried by Lessor. Lessee shall deliver to Lessor copies of liability insurance policies required under paragraph 8.1 or certificates along with the required additional insured endorsement evidencing the existence and amounts of such insurance, within seven (7) days after the commencement date of this Lease. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days’ prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals or “binders” thereof.

8.6                                 Waiver of Subrogation. Lessee and Lessor each hereby release and relieve the other with respect to, and waive their entire right of recovery against the other for, loss or damage arising out of or incident to the perils insured against which perils occur in, on, or about the Premises, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors, and/or invitees. Lessee and Lessor shall, upon obtaining the policies of insurance required, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

8.7                                 Indemnity. Lessee shall indemnify, defend, and hold harmless Lessor from and against any and all claims arising from Lessee’s use of the Industrial Center, or from the conduct of Lessee’s business or from any activity, work, or thing done, permitted, or suffered by Lessee or occurring in or about the Premises or elsewhere and shall further indemnify, defend, and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee’s part to be performed under the terms of this Lease, or arising from any act or omission of Lessee, or any of Lessee’s agents, contractors, or employees, and from and against all costs, attorney’s fees, expenses, and liabilities incurred in the defense of any such claim or any action or proceedings brought thereon; and in case any action or proceedings be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor, and Lessor shall cooperate with Lessee in such defense. The indemnification obligations set forth in this paragraph 8.7 shall survive the termination or expiration of this Lease.

8.8                                 Exemption of Lessor from Liability. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee’s business or any loss of income therefrom or for damage to the goods, wares, merchandise, or other property of Lessee, Lessee’s employees, invitees, customers, or any other person in or about the Premises or the Industrial Center, nor shall Lessor be liable for injury to the person of Lessee, Lessee’s employees, agents, or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water, or rain, or from the breakage, leakage, obstruction, or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Industrial Center, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee. Lessor shall not be liable for any damages arising from any act or neglect of any other lessee, occupant, or user of the Industrial Center, nor from the failure of Lessor to enforce the provisions of any other lease of the Industrial Center. The foregoing exemption of Lessor from liability shall not extend to any liability of Lessor arising out of the gross negligence or willful misconduct of Lessor or Lessor’s employees or agents.

8.9                                 Increased Coverage. Not more frequently than once every five (5) years, Lessee shall increase the amounts of insurance as follows:  (a) as recommended by Lessor’s insurance brokers, provided that the amount of insurance recommended by such brokers shall not exceed the amount customarily required of tenants in comparable projects located within the general area of the Industrial Center, or (b) as required by Lessor’s lender.

9.                                      Damage or Destruction.

9.1                                 Definitions.

(a)                                  “Premises Partial Damage” shall mean if the Premises are damaged or destroyed to the extent that the cost of repair is less than fifty percent of the then replacement cost of the Premises.

(b)                                 “Premises Total Destruction” shall mean if the Premises are damaged or destroyed to the extent that the cost of repair is fifty percent or more of the then replacement cost of the Premises.

(c)                                  “Premises Building Partial Damage” shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is less than fifty percent of the then replacement cost of the Building.

(d)                                 “Premises Building Total Destruction” shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is fifty percent or more of the then replacement cost of the Building.

(e)                                  “Industrial Center Buildings” shall mean all of the buildings on the Industrial Center site.

(f)                                    “Industrial Center Buildings Total Destruction” shall mean if the Industrial Center Buildings are damaged or destroyed to the extent that the cost of repair is fifty percent or more of the then replacement cost of the Industrial Center Buildings.

(g)                                 “Insured Loss” shall mean damage or destruction that was caused by an event required to be covered by the insurance described in paragraph 8. The fact that an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

(h)                                 “Replacement Cost” shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring, excluding all improvements made by lessees.

9.2                                 Premises Partial Damage; Premises Building Partial Damage.

(a)                                  Insured Loss:  Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of either Premises Partial Damage or Premises Building Partial Damage, then Lessor shall, at Lessor’s expense, repair such damage to the Premises, but not Lessee’s fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect.

(b)                                 Uninsured Loss:  Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage that is not an Insured Loss and that falls within the classification of Premises Partial Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at its expense), which damage prevents Lessee from using the Premises, Lessor may at Lessor’s option either (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor’s intention to cancel and terminate this Lease as of the date of the occurrence of such damage. In the event Lessor elects to give such notice of Lessor’s intention to cancel and terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee’s intention to repair such damage at Lessee’s expense, without reimbursement from Lessor, in which event this Lease shall continue in full force and effect, and Lessee shall proceed to make such repairs as soon as reasonably possible. If Lessee does not give such notice within such ten (10) day period, this Lease shall be canceled and terminated as of the date of the occurrence of such damage.

9.3                                 Premises Total Destruction; Premises Building Total Destruction; Industrial Center Buildings Total Destruction. Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage, whether or not it is an Insured Loss, and such damage falls into the classification of (a) Premises Total Destruction, or (b) Premises Building Total Destruction, or (c) Industrial Center Buildings Total Destruction, then Lessor may at its option either (y) repair such damage, but not Lessee’s fixtures, equipment, or tenant improvements, as soon as reasonably possible at Lessor’s expense, and this Lease shall continue in full force and effect, or (z) give written notice to Lessee within thirty (30) days after the date of occurrence of such damage, of Lessor’s intention to cancel and terminate this Lease, in which case this Lease shall be canceled and terminated as of the date of the occurrence of such damage.

9.4                                 Damage near End of Term.

(a)                                  Subject to paragraph 9.4(b), if at any time during the last six months of the term of this Lease there is substantial damage, whether or not an Insured Loss, and such damage falls within the classification of Premises Partial Damage, Lessor may at its option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to

Lessee of Lessor’s election to do so within thirty (30) days after the date of occurrence of such damage.

(b)                                 Notwithstanding paragraph 9.4(a), in the event that Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of an Insured Loss falling within the classification of Premises Partial Damage during the last six months of the term of this Lease. If Lessee duly exercises such option during said twenty (20) day period, Lessor shall, at its expense, repair such damage, but not Lessee’s fixtures, equipment, or tenant improvements, as soon as reasonably possible, and this Lease shall continue in full force and effect. If Lessee fails to exercise such option during said twenty (20) day period, then Lessor may at its option terminate and cancel this Lease as of the expiration of said twenty (20) day period by giving written notice to Lessee of Lessor’s election to do so within ten (10) days after the expiration of said twenty (20) day period, notwithstanding any term or provision in the grant of option to the contrary.

9.5                                 Abatement of Rent; Lessee’s Remedies.

(a)                                  If Lessee is prevented from its use of the Premises pursuant to the provisions of this paragraph 9, the rent payable hereunder for the period during which such damage, repair, or restoration continues shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired. Except for abatement of Base Rent and Operating Expenses, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair, or restoration.

(b)                                 If Lessor is obligated to repair or restore the Premises under the provisions of this paragraph 9 and does not complete such repair or restoration within one hundred fifty (150) days after such obligation accrues, Lessee may at its option cancel and terminate this Lease by giving Lessor written notice of Lessee’s election to do so at any time following said one hundred fifty (150) day period. In such event this Lease shall terminate as of the date of such notice. If Lessor is obstructed or delayed in the completion of such repair or restoration work by flood or inclement weather, fire, earthquake, act of God, war, strike, picketing, boycott or lockout, governmental or legal intervention, governmental permit or zoning approvals, or any other cause beyond the control of Lessor, then the date for Lessor’s completion of the repair and restoration under this Section 9.5(b), shall be extended for that period of time necessary to make up for the construction time loss because of any or all of the causes aforesaid, and Lessor shall have no liability of any kind whatsoever to Lessee as a result of such delay.

9.6                                 Termination - Advance Payments. Upon termination of this Lease pursuant to this paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s security deposit as has not theretofore been applied by Lessor.

9.7                                 Waiver. Lessor and Lessee waive the provisions of any statute that relate to termination of leases when leased property is destroyed, and agree that any such event shall be governed by the terms of this Lease.

10.                               Real Property Taxes.

10.1                           Payment of Taxes. Lessor shall pay the real property tax, as defined in paragraph 10.3, applicable to the Industrial Center, subject to reimbursement by Lessee of Lessee’s Share of such tax in accordance with the provisions of paragraph 4.2.

10.2                           Definition of “Real Property Tax.”  As used herein, the term “real property tax” shall include any form of real estate tax or assessment, general, special, ordinary, or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy, or tax (other than inheritance, personal income, or estate taxes) imposed on the Industrial Center or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state, or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, as against any legal or equitable interest of Lessor in the Industrial Center or in any portion thereof, as against Lessor’s right to rent or other income therefrom. The term “real property tax” shall also include any tax, fee, levy, assessment, or charge (a) in substitution of, partially or totally, any tax, fee, levy, assessment, or charge hereinabove included within the definition of “real property tax,” or (b) the nature of which was hereinbefore included within the definition of “real property tax,” or (c) which is imposed as a result of a transfer, either partial or total, of Lessor’s interest in the Industrial Center or which is added to a tax or charge hereinbefore included within the definition of “real property tax” by reason of such transfer, or (d) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof. Notwithstanding anything herein to the contrary, Lessee shall not be responsible to reimburse Lessor for (i) real estate taxes or other taxes which result from the sale, mortgage, master lease, net lease, expansion of the Common Areas, improvement or addition to the Building or property for use by parties other than Lessee. Notwithstanding anything herein to the contrary, Lessee shall only reimburse Lessor for only those installments of special assessments which are due and payable during the Term hereof. Lessee shall not be required to reimburse Lessor for any amount of special assessments arising out of the initial development of the Industrial Center.

10.3                           Joint Assessment. If the Industrial Center is not separately assessed, Lessee’s Share of the real property tax liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessor’s reasonable determination thereof, in good faith, shall be conclusive.

10.4                           Personal Property Taxes.

(a)                                  Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment, and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment, and all other personal property to be assessed and billed separately from the real property of Lessor.

(b)                                 If any of Lessee’s said personal property is assessed with Lessor’s real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11.                               Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone, and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to the Premises, Lessee shall pay, at Lessor’s option, either Lessee’s Share or a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises in the Building.

12.                               Assignment and Subletting.

12.1                           Lessor’s Consent Required. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee’s interest in this Lease or in the Premises, without Lessor’s prior written consent, which Lessor shall not unreasonably withhold. Lessor shall respond to Lessee’s request for consent hereunder in a timely manner, provided that any attempted assignment, transfer, mortgage, encumbrance, or subletting without such consent shall be void, and shall constitute a breach of this Lease without the need for notice to Lessee under paragraph 13.1.

12.2                           Lessee Affiliate. Notwithstanding the provisions of paragraph 12.1 hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor’s consent, to any corporation that controls, is controlled by, or is under common control with Lessee, all of which are referred to as a “Lessee Affiliate,” provided that before such assignment or subletting is effective, said assignee or sublessee shall assume, in full, the obligations of Lessee under this Lease. Any such assignment or subletting shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary.

12.3                           Terms and Conditions of Assignment. Regardless of Lessor’s consent, no assignment shall release Lessee of its obligations hereunder or alter the primary liability of Lessee to pay the Base Rent and Lessee’s Share of Operating Expenses, and to perform all other obligations to be performed by Lessee hereunder. Lessor may accept rent from any person other than Lessee, pending approval or disapproval of such assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of rent shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for the breach of any of the terms or conditions of this paragraph 12 or this Lease. Consent to one assignment shall not be deemed consent to any subsequent assignment. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee or successor. Lessor may consent to subsequent assignments of this Lease or amendments or modifications to this Lease with assignees of Lessee, without notifying Lessee, or any successor of Lessee, and without obtaining its or their consent thereto, and such action shall not relieve Lessee of liability under this Lease.

12.4                           Terms and Conditions Applicable to Subletting. Regardless of Lessor’s consent, the following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be included in subleases:

(a)                                  Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all rentals and income arising from any sublease heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply the same toward Lessee’s obligations under this Lease; provided, however, that until a default occurs in the performance of Lessee’s obligations under this Lease, Lessee may receive, collect, and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a default exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor the rents due and to become due under the sublease. Lessee agrees that such sublessee shall have the right to rely upon any such statement and request from Lessor, and that such sublessee shall pay such rents to Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right to claim against such sublessee or Lessor for any such rents so paid by such sublessee to Lessor.

(b)                                 No sublease entered into by Lessee shall be effective unless and until it has been approved in writing by Lessor. In entering into any sublease, Lessee shall use only such form of sublease as is satisfactory to Lessor, and once approved by Lessor, such sublease shall not be changed or modified without Lessor’s prior written consent. Any sublessee shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Lessee other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Lessor has expressly consented in writing.

(c)                                  If Lessee’s obligations under this Lease have been guaranteed by third parties, then a sublease, and Lessor’s consent thereto, shall not be effective unless said guarantors give their written consent to such sublease and the terms thereof.

(d)                                 The consent by Lessor to any subletting shall not release Lessee from its obligations or alter the primary liability of Lessee to pay the rent and perform and comply with all of the obligations of Lessee to be performed under this Lease.

(e)                                  The consent by Lessor to any subletting shall not constitute a consent to any subsequent subletting by Lessee or to any assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on this Lease or the sublease and without obtaining their consent, and such action shall not relieve such persons from liability.

(f)                                    In the event of any default under this Lease, Lessor may proceed directly against Lessee, any guarantors, or anyone else responsible for the performance of this Lease, including the sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

(g)                                 In the event Lessee defaults in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to Lessee for any other prior defaults of Lessee under such sublease.

(h)                                 Each and every consent required of Lessee under a sublease shall also require the consent of Lessor.

(i)                                     No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(j)                                     Lessor’s written consent to any subletting of the Premises by Lessee shall not constitute an acknowledgment that no default then exists under this Lease of the obligations to be performed by Lessee, nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Lessor at the time.

(k)                                  With respect to any subletting to which Lessor has consented, Lessor agrees to deliver a copy of any notice of default by Lessee to the sublessee. Such sublessee shall have the right to cure a default of Lessee within ten (10) days after service of said notice of default upon such sublessee, and the sublessee shall have a right of reimbursement and offset from and against Lessee for any such default cured by the sublessee.

12.5                           Attorney’s Fees/Assignment and Subletting. In the event Lessee assigns or sublets the Premises or requests the consent of Lessor to any assignment or subletting or if Lessee requests the consent of Lessor to any act Lessee proposes to do, then Lessee shall pay Lessor’s reasonable attorney’s fees incurred in connection therewith.

12.6                           General Conditions to Assignment and Subletting.

(a)                                  If Lessee is a privately held corporation, or is an unincorporated association or partnership, the transfer, assignment, or hypothecation of any stock or interest in such corporation, association, or partnership in excess of forty-nine percent (49%) in the aggregate shall be deemed an assignment or transfer within the meaning and provisions of this paragraph 12. If Lessee is a publicly held corporation, the public trading of stock in Lessee shall not be deemed an assignment or transfer within the meaning of this paragraph. Notwithstanding anything within Section 12.6 to the contrary, transfers in interests in Lessee made as the result of investments made by venture capitalists or investors in Lessee’s business for the purpose of funding Lessee’s business shall not be deemed an assignment or sublease hereunder.

(b)                                 In connection with any request for Lessor’s consent to a proposed assignment of this Lease or a proposed sublease of all or part of the Premises, Lessee shall give written notice to Lessor identifying the intended assignee or subtenant by name and address, the terms of the intended assignment or sublease, and the nature of the business of the proposed assignee or sublessee, together with current financial statements for the proposed assignee or sublessee (which financials, in the case of an assignee, shall have been audited) and, thereafter, any other information that Lessor may reasonably request. For a period of thirty (30) days after such notice is given, Lessor shall have the right by written notice to Lessee (i) in the case of a proposed sublease, either to (A) sublet from Lessee any portion of the Premises proposed to be sublet for the term for which such portion is proposed to be sublet but at the same rent as Lessee is required to pay to Lessor under this Lease for the same space, computed on a pro rata square footage basis, or (B) if the proposed subletting is for substantially all of the remaining term of this Lease, terminate this Lease entirely or as it pertains to the portion of the Premises so proposed by Lessee to be sublet, or (ii) in the case of a proposed assignment, to terminate this Lease. If Lessor so terminates this Lease, such termination shall be as of the date specified in Lessor’s notice. If Lessor so terminates this Lease, Lessor may, if it elects, enter into a new lease covering the Premises or a portion thereof with the intended assignee or subtenant on such terms as Lessor and such person may agree or enter into a new lease covering the Premises or a portion thereof with any other person, in which event Lessee shall not be entitled to any portion of the profit, if any, that Lessor may realize on account of such termination and reletting. Lessor’s exercise of its aforesaid option shall not be construed to impose any liability upon Lessor with respect to any real estate brokerage commission(s) or any other costs or expenses incurred by Lessee in connection with its proposed subletting or assignment.

(c)                                  If Lessee complies with the provisions of paragraphs 12.6(a) and 12.6(b) above, and Lessor does not exercise any of the options provided to Lessor under paragraph 12.6(b), Lessor’s consent to a proposed assignment or sublet shall not be withheld unreasonably, and shall be granted or refused within thirty (30) days after Lessor’s receipt of all of the information that Lessee is required to deliver to Lessor pursuant to paragraph 12.6(b). If Lessor refuses such consent, Lessor shall state the basis for such refusal. Without limiting the other instances in which it may be reasonable for Lessor to withhold its consent to an assignment or subletting, Lessor and Lessee acknowledge that it shall be reasonable for Lessor to withhold its consent in the following instances:

1.                                       The proposed assignee or sublessee is a governmental agency;

2.                                       The use of the Premises by the proposed assignee or sublessee would involve occupancy in violation of paragraph 6 of this Lease;

3.                                       In Lessor’s reasonable judgment, the financial worth of the proposed assignee or sublessee does not meet the credit standards applied by Lessor or its investment advisors for other tenants under leases with comparable terms;

4.                                       In Lessor’s reasonable judgment, the proposed assignee or sublessee does not have a good reputation as a tenant of property;

5.                                       Lessor has received from any prior lessor of the proposed assignee or subtenant a negative report concerning such prior lessor’s experience with the proposed assignee or subtenant;

6.                                       Lessor has experienced previous defaults by or is in litigation with the proposed assignee or subtenant;

7.                                       The use of the Premises by the proposed assignee or subtenant would violate any applicable law, ordinance, regulation, or covenants, conditions, and restrictions;

8.                                       The proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this paragraph 12; or

9.                                       Lessee is in default of any of its obligations under this Lease, or Lessee has defaulted under this Lease on three or more occasions during the 12 months last preceding the date that Lessee has requested such consent.

(d)                                 In the case of an assignment, any sum or other economic consideration received by Lessee as a result of such assignment shall be paid to Lessor after first deducting the cost of any real estate commissions incurred in connection with such assignment. In the case of a subletting, any sum or economic consideration received by Lessee as a result of such subletting in excess of the monthly rental due hereunder (such monthly rental prorated if necessary to reflect only rental allocable to the sublet portion of the Premises) shall be paid to Lessor after first deducting (i) the cost of leasehold improvements made to the sublet portion of the Premises at Lessee’s cost for the specific benefit of the sublessee, amortized over the term of the sublease, and (ii) the cost of any real estate commissions incurred in connection with such subletting, amortized over the term of the sublease. Upon Lessor’s request, Lessee shall assign to Lessor all amounts to be paid to Lessee by any such subtenant or assignee and shall direct such subtenant or assignee to pay the same directly to Lessor.

13.                               Default; Remedies.

13.1                           Default. The occurrence of any one or more of the following events shall constitute a default of this Lease by Lessee (“Default”):

(a)                                  The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure continues for a period of five (5) business days after written notice thereof from Lessor to Lessee in the event that Lessor serves Lessee with a Notice to Pay Rent or Quit or summons and complaint pursuant to applicable Unlawful Detainer statutes, such Notice to Pay Rent or Quit or summons and complaint shall also constitute the notice required by this subparagraph. In the event Lessee fails to make any payment required hereunder for a period of five (5) business days after written notice that such is due as provided above on two (2) or more occasions within any twelve (12) month period, Lessor shall not be required for the duration of such twelve (12) month period to provide notice of such failure to Lessee prior to declaring a Default under this Lease.

(b)                                 Except as otherwise provided in this Lease, the failure by Lessee to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Lessee, other than as described in paragraphs (a) and (b) above, where such failure continues for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee’s noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in Default if

Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion. To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Lessee under applicable Unlawful Detainer statutes.

(c)                                  (i)  The making by Lessee of any general arrangement or general assignment for the benefit of creditors; (ii) Lessee becomes a “debtor” as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution, or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within thirty (30) days. In the event that any provision of this paragraph 13.1(d) is contrary to any applicable law, such provision shall be of no force or effect.

(d)                                 The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee, any successor in interest of Lessee, or any guarantor of Lessee’s obligations hereunder, was materially false.

(e)                                  The death of any guarantor of Lessee’s obligations hereunder without a replacement guarantee or other security satisfactory to Lessor, within sixty (60) days of such death.

13.2                           Remedies. In the event of a Default, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy that Lessor may have by reason of such Default:

(a)                                  Terminate this Lease or Lessee’s right to possession of the Premises by notice to Lessee or any other lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee:

(i)                                     The worth at the time of award of the unpaid rentals which had been earned at the time of termination;

(ii)                                  The worth at the time of award of the amount by which the unpaid rentals that would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided;

(iii)                               The worth at the time of award (computed by discounting at the discount rate of the Federal Reserve Bank of Minneapolis at the time of award plus one (1) percent) of the amount by which the unpaid rentals for the balance of the term hereof after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and

(iv)                              Any other amounts necessary to compensate Lessor for detriment proximately caused by the Default or which in the ordinary course of events would likely result, including without limitation the reasonable costs and expenses incurred by Lessor for:

(A)                              Retaking possession of the Premises;

(B)                                Cleaning and making repairs and alterations (including installation of leasehold improvements, whether or not the same shall be funded by a reduction of rent, direct payment, or otherwise) necessary to return the Premises to good operating condition and preparing the Premises for reletting;

(C)                                Removing, transporting, and storing any of Lessee’s property left at the Premises (although Lessor shall have no obligation to remove, transport, or store any of the property);

(D)                               Reletting the Premises, including without limitation brokerage commissions, advertising costs, and attorney’s fees;

(E)                                 Attorneys’ fees, expert witness fees, and court costs;

(F)                                 Any unamortized real estate brokerage commissions paid in connection with this Lease; and

(G)                                Costs of carrying the Premises, such as repairs, maintenance, taxes and insurance premiums, utilities, and security precautions, if any.

The “worth at the time of award” of the amounts referred to in paragraphs 13.2(a)(i) and (ii) is computed by allowing interest at an annual rate equal to eleven percent (11%).

(b)                                 Maintain Lessee’s right to possession, in which case this Lease shall continue in effect whether or not Lessee has vacated or abandoned the Premises. In such event Lessor shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder. In such event, Lessor may also elect to relet the Premises for the account of Lessee for a period, which may extend beyond the term hereof, and for such other terms as Lessor may reasonably deem appropriate. Lessee shall reimburse Lessor upon demand for all costs incurred by Lessor in connection with such reletting, including, without limitation, necessary restoration, renovation, or improvement costs, attorneys’ fees, and brokerage commissions. The proceeds of such reletting shall be applied first to any sums then due and payable to Lessor from Lessee, including the reimbursement described above. The balance, if any, shall be applied to the payment of future rent as it becomes due hereunder. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon the initiative of Lessor to protect its interest under this Lease shall not constitute a termination of Lessee’s right to possession.

(c)                                  Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state of Minnesota. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at an interest rate equal to the Wall Street Journal Prime Rate plus four percent (4%).

(d)                                 If Lessee should fail to pay any sum of money, other than rental to Lessor, required to be paid hereunder or should fail to perform any other act on its part to be performed hereunder and such failure should continue for thirty (30) days after notice thereof by Lessor, or such longer period as may be allowed hereunder, Lessor may, but shall not be obligated to, without waiving or releasing Lessee from any obligations of Lessee, make any such payment or perform any such other act on Lessee’s part to be made or performed as set forth in this Lease. Any and all sums so paid by Lessor and all necessary incidental costs shall be payable to Lessor on demand from the date of Lessor’s expense or incurring of such costs to the date repaid at a rate equal to the lesser of (i) the rate of interest publicly announced from time to time by Wells Fargo Bank N.A. as its “prime rate” for unsecured commercial loans, plus four percent (4%), or (ii) the maximum rate allowed by law.

13.3                           Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days are required for performance, then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

13.4                           Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of Base Rent, Lessee’s Share of Operating Expenses or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any mortgage or trust deed covering the Industrial Center or any part thereof. Accordingly, if any installment of Base Rent, Operating Expenses, or any other sum due from Lessee is not received by Lessor or Lessor’s designee within ten (10) days after such amount is due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of any of the aforesaid monetary obligations of Lessee, then Base Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding paragraph 4.1 or any other provision of this Lease to the contrary.

14.                               Condemnation. If the Premises or any portion thereof or the Industrial Center is taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date when the condemning authority takes title or possession, whichever first occurs. If more than ten percent of the floor area of the Premises, or more than twenty-five percent of that portion I of the Common Areas designated as parking for the Industrial Center, is taken by condemnation, Lessee may, at its option, to be exercised in writing only within ten (10) days after Lessor has given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority has taken possession) terminate this Lease as of the date when the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent, Operating Expenses and Real Estate Taxes shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. No reduction of rent shall occur if the only area taken does not have the Premises located thereon. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award is made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss of or damage to Lessee’s trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall, to the extent of severance damages received by Lessor in connection with such condemnation as contemplated in the previous sentence, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

15.                               Broker’s Fee. Lessee warrants that it has not had any dealings with any real estate brokers or leasing agents other than CB Richard Ellis and Woodbridge Partners, Inc. (the “Broker”) in connection with this Lease and that no person or entity other than the Broker is entitled to receive any real estate brokerage or leasing commissions or finder’s fees by reason of the execution of this Lease. Lessor shall upon the execution of this Lease, pay to Broker a brokerage fee. Lessee’s indemnification of Lessor in Paragraph 8.7 of this Lease shall apply to breach of the warranty contained in this provision.

16.                               Estoppel Certificate.

(a)                                  Lessee shall at any time and from time to time within ten (10) days following request from Lessor execute, acknowledge, and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect); (ii) acknowledging that there are not, to Lessee’s knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed; (iii) certifying the date when Lessee entered into occupancy of the Premises and that Lessee is open and conducting business at the Premises; (iv) certifying the date to which rentals and other charges are paid in advance, if any; (v) certifying the current amount of base rent due under the Lease; (vi) evidencing the status of this Lease as may be required either by a lender making a loan affecting, or a purchaser of, the Premises or any part of the Industrial Center from Lessor; (vii) warranting that if any beneficiary of any security instrument encumbering the Premises forecloses on the security instrument, such beneficiary shall not be liable for the security deposit; (viii) certifying that all improvements to be constructed on the Premises by Lessor are substantially completed, except for any punch list items that do not prevent Lessee from using the Premises for its intended use; and (ix) certifying as to such other matters relating to this Lease and/or the Premises as may be requested by a lender making a loan to Lessor or a purchaser of the Premises or any part thereof from Lessor. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Industrial Center or any interest therein. Lessee shall, within ten (10) days following request of Lessor, deliver such other documents, including Lessee’s financial statements, as are reasonably requested in connection with the sale of, or a loan to be secured by, any portion of the Industrial Center or any interest therein.

(b)                                 If Lessor desires to finance, refinance, or sell the Property, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three (3) years financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.                               Lessor’s Liability. The term “Lessor” as used herein shall mean only the owner or owners, at the time in question, of the fee title or a lessee’s interest in a ground lease of the Industrial Center, and except as expressly provided in paragraph 14, in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers, then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor’s obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor’s successor and assigns, only during their respective periods of ownership.

18.                               Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.                               Interest on Past-due Obligations. Except as expressly herein provided, any amount due to Lessor and not paid when due shall bear interest at an interest rate equal to the Wall Street Journal Prime Rate plus four percent (4%) from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease; provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

20.                               Time of Essence. Time is of the essence of the obligations to be performed under this Lease.

21.                               Additional Rent. All monetary obligations of Lessee to Lessor under the terms of this Lease, including but not limited to Lessee’s Share of Operating Expenses and insurance and tax expenses payable, shall be deemed to be rent.

22.                               Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate broker listed in paragraph 15 hereof nor any cooperating broker on this transaction nor the Lessor or any employee or agent of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of the Premises or the Property, and Lessee acknowledges that Lessee assumes all responsibility regarding the

Occupational Safety and Health Act, the legal use and adaptability of the Premises, and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease except as otherwise specifically stated in this Lease.

23.                               Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, and if given personally or by mail, shall be deemed sufficiently given if addressed to Lessee or to Lessor at the address noted below the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.

24.                               Waivers. No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent.

25.                               Holding Over. In the event of holding over by Lessee after the expiration or termination of this lease, the holdover shall be as a tenant at will, and all of the terms and provisions of this Lease shall be applicable during that period, except that Lessee shall pay Lessor as rental for the period of such holdover an amount equal to two (2) times the rent of the last month of the Term, including the Base Rent, Operating Expenses, real property taxes and additional rental, which would have been payable by Lessee had the holdover period been a part of the original Term of this Lease. Lessee agrees to vacate and deliver the Premises to Lessor upon its receipt of notice from Lessor to vacate. The rental payable during the holdover period shall be payable to Lessor upon demand. No holding over by Lessee, whether with or without the consent of Lessor, shall operate to extend this Lease, except as otherwise expressly provided herein. Lessee shall be liable for damages as a result of any holdover from the original lease Term or renewal term, as applicable. All options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during the holdover period.

26.                               Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

27.                               Covenants and Conditions. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

28.                               Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of paragraph 12, this Lease shall bind the parties, their personal representatives, successors, and assigns. This Lease shall be governed by the laws of the State where the Industrial Center is located, and any litigation concerning this

Lease between the parties hereto shall be initiated in the county in which the Industrial Center is located.

29.                               Subordination.

(a)                                  This Lease, and any Option granted hereby, at Lessor’s option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Industrial Center and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements, and extensions thereof. Notwithstanding such subordination, Lessee’s right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee pays the rent and observes and performs all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee, or ground lessor elects to have this Lease, and any Options granted hereby, prior to the lien of its mortgage, deed of trust, or ground lease, and gives written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of such mortgage, deed or trust, or ground lease or the date of recording thereof.

(b)                                 Lessee agrees to execute any documents required to effectuate an attornment or, a subordination or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust, or ground lease, as the case may be. Lessee’s failure to execute such documents within ten (10) days after written demand shall constitute a material default by Lessee hereunder without further notice to Lessee or, at Lessor’s option, Lessor may execute such documents on behalf of Lessee as Lessee’s attorney-in-fact. Lessee does hereby make, constitute, and irrevocably appoint Lessor as Lessee’s attorney-in-fact and in Lessee’s name, place and stead, to execute such documents in accordance with this paragraph 29(b).

30.                               Attorney’s Fees. If there is any legal action or proceedings between the parties to enforce or interpret any provisions of this Lease or to protect or establish any right or remedy of any of them hereunder, the unsuccessful party to such action or proceedings shall pay to the prevailing party all costs and expenses (including, but not limited to, reasonable attorney’s fees and disbursements) incurred by such prevailing party in such action or proceedings. If any party secures a judgment in any such action or proceedings, then any costs and expenses (including, but not limited to, reasonable attorney’s fees and disbursements) incurred by the prevailing party in enforcing such judgment, or any costs and expenses (including, but not limited to, reasonable attorneys’ fees and disbursements) incurred by the party prevailing in any appeal from such judgment in connection with such appeal shall be recoverable separately from and in addition to any other amount included in such judgment. The preceding sentence is intended to be severable from the other provisions of this Lease and shall survive and not be merged into any such judgment. In addition to the foregoing, if Lessee fails to pay any amount owing to Lessor hereunder or fails to perform any other obligation hereunder and Lessor serves Lessee with notice of such breach (including, without limitation, a demand letter or a three-day notice to pay rent or quit), then Lessee shall pay to Lessor on demand all costs incurred by Lessor in connection with preparing and serving such notice, including, but not limited to, attorneys’ fees, process serving fees, and other disbursements.

31.                               Lessor’s Access. Lessor and Lessor’s agents shall have the right to enter the Premises at reasonable times upon no less than twenty-four (24) hours prior notice, for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements, or additions to the Premises or to the Building as Lessor may deem necessary or desirable. Lessor may at any time place on or about the Premises or the Building any ordinary “For Sale” signs, and Lessor may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary “For Lease” signs. All activities of Lessor pursuant to this paragraph shall be without abatement of rent, nor shall Lessor have any liability to Lessee for the same.

32.                               Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas without first having obtained Lessor’s prior written consent thereto. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

33.                               Signs. Subject to local ordinances and regulations, Lessee shall have the right to place its name and logo with Lessee’s standard lettering and color on any common Industrial Center monumentation or other common exterior signage provided by Lessor relating to the Industrial Center so long as other lessees have access to the same. Lessee shall not place any sign upon the Premises or the Industrial Center without Lessor’s prior written consent. Under no circumstances shall Lessee place a sign on any roof of the Industrial Center. Lessor shall provide and install, at Lessee’s sole cost and expense, any suite number and Lessee identification on the exterior of the Premises which shall be consistent with the size and character of other lessee signage while utilizing as much as possible Lessee’s standard logo, lettering and color.

34.                               Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

35.                               Consents. Except for paragraphs 32 and 33 hereof, wherever in this Lease the consent of one party is required to an act of the other party, such consent shall not be unreasonably withheld or delayed.

36.                               Guarantor. In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under this Lease.

37.                               Quiet Possession. Upon Lessee’s paying the rent for the Premises and observing and performing all of the covenants, conditions, and provisions on Lessee’s part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor.

38.                               Options.

38.1                           Definition. As used in this paragraph the word “Option” has the following meaning:  (a) the right or option to extend the term of this Lease or to renew this Lease for two (2) additional eighteen (18) month terms, at the rent and upon all of the other terms, conditions, covenants and provisions set forth herein or to extend or renew any lease that Lessee has on other property of Lessor; (b) the option or right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal or right of first negotiation to lease other space within the Industrial Center or other property of Lessor or the right of first offer to lease other space within the Industrial Center or other property of Lessor; and (c) the right or option to purchase the Premises or the Industrial Center, or the right of first refusal to purchase the Premises or the Industrial Center, or the right of first offer to purchase the Premises or the Industrial Center, or the right or option to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor, or the right of first offer to purchase other property of Lessor.

38.2                           Options Personal. Each Option granted to Lessee in this Lease is personal to the original Lessee and may be exercised only by the original Lessee while occupying the Premises, who does so without the intent of thereafter assigning this Lease or subletting the Premises or any portion thereof, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Lessee, provided, however, that an Option may be exercised by or assigned to any Lessee Affiliate as defined in paragraph 12.2 of this Lease. The Options, if any, herein granted to Lessee are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, whether by reservation or otherwise.

38.3                           Multiple Options. In the event that Lessee has any multiple options to extend or renew this Lease, a later option cannot be exercised unless the prior option to extend or renew this Lease has been so exercised.

38.4                           Effect of Default on Options.

(a)                                  Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary, (i) during the time commencing from the date when Lessor gives to Lessee a notice of Default pursuant to paragraph 13.l(b) or 13.l(c) and continuing until the noncompliance alleged in said notice of Default is cured, or (ii) during the period of time commencing on the date after a monetary obligation to Lessor is due from Lessee and unpaid (without any necessity for notice thereof to Lessee) and continuing until the obligation is paid, or (iii) at any time after an event of Default described in paragraph 13.l(a), 13.l(d), or 13.l(e) without any necessity of Lessor to give notice of such Default to Lessee, or (iv) in the event that Lessor has given to Lessee three or more notices of Default under paragraph 13.1(b), or paragraph 13.1(c), whether or not the Defaults are cured, during the 12-month period of time immediately prior to the time that Lessee attempts to exercise the subject Option.

(b)                                 The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of paragraph 38.4(a).

(c)                                  All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessee fails to commence to cure a Default specified in paragraph 13.l(c) within thirty (30) days after the date that Lessor gives notice to Lessee of such Default and/or Lessee fails thereafter to diligently prosecute said cure to completion, or (iii) Lessee commits a Default described in paragraph 13.1(a), 13.l(d) or 13.l(e) (without any necessity of Lessor to give notice of such Default to Lessee), or (iv) Lessor gives to Lessee three or more notices of Default under paragraph 13.1(b), or paragraph 13.1(c), whether or not the Defaults are cured.

38.5                           Terms and Exercise of Option.

(a)                                  If Lessee elects to exercise the Option, Lessee shall notify Lessor upon two hundred seventy (270) days written notice prior to the last day of the current term.

(b)                                 Base Rent shall be as set forth in Section 4 herein.

39.                               Right of First Offer for Additional Space. The Lessee shall have the following rights with respect to additional space in the Industrial Center:

A)                                  Upon the terms and provisions set forth in this Section, the Lessee shall have the right of “first offer” to lease “available space” (as such term is defined in Subsection B hereof) in the area adjacent to the Demised Premises (“Expansion Area”). If the Lessee fails to exercise such right of first offer as provided herein with regard to any part of the Expansion Area, the Lessor thereafter may lease such space to any party or parties and upon any terms the Lessor deems necessary or desirable.

B)                                    For the purposes of this Section, “first offer” shall mean a right by the Lessee to lease such space as of the expiration of the Lessor’s lease with the then-occupant of such space; for purposes of this Section, space becomes “available space” in the Industrial Center when the lease of such space has expired or otherwise terminated, and the prior occupant of such space has physically vacated and surrendered possession of the space to the Lessor.

C)                                    The Lessee may not exercise any right of first offer with respect to less than all of the space then becoming available. The Lessee shall exercise such right of first offer by delivering written notice of exercise to the Lessor not later than fifteen (15) days following the date of delivery by the Lessor to the Lessee of notice (‘‘Notice of Availability”) that the space identified in the Notice of Availability is becoming available on the expected date specified in the notice.

D)                                   The Lessee’s tenancy of the space covered by any exercised right of first offer shall commence and be deemed to have commenced upon the last to occur of (i) the date of availability specified in the Lessor’s Notice of Availability, or (ii) the date upon which the prior occupant of such space physically vacates and surrenders possession of the space, or (iii) the thirtieth (30th) day following the date on which the Lessor delivers such Notice of Availability.

E)                                     Reference herein to the Leased Premises shall, effective upon the termination of the Lessee’s tenancy of the space in question, be deemed to include such space upon all of the same terms, covenants, and conditions contained in this Lease, except that the rental for such space shall be the then-prevailing fair market rental as of the date the Lessee commences such tenancy, which fair market rental shall be computed as an amount equal to one hundred percent (100%) of the fair market rental rate (“Fair Market Rental Rate”) of the Demised Premises based on its use at time of Notice of Availability, but calculated as if the Demised Premises were vacant with all Improvements thereon. Said Fair Market Rental Rate shall then apply to the Expansion Area for which Lessee has exercised its right of first offer.

Upon Lessee’s notice to Lessor of its intent to exercise Lessee’s right of first offer, Lessor and Lessee shall have a period of ten (10) business days in which to agree on the Fair Market Rental Rate of the Demised Premises (“Market Rate Determination”). If Lessor and Lessee agree on the Fair Market Rental Rate for the Demised Premises, then they shall immediately execute an amendment to this Lease stating and incorporating such agreed-upon Fair Market Rental Rate as the Base Rent for the applicable Extension Period. If Lessor and Lessee are unable to agree upon the Fair Market Rental Rate in a commercially reasonable manner within the Market Rate Determination period, then Lessee’s right of offer shall lapse.

F)                                     No such right of first offer shall exist or may be exercised by the Lessee (or if exercised, such right shall be deemed cancelled and shall be of no force and effect) if at the time such right is claimed by the Lessee and/or at the time the Lessee’s tenancy of the space covered by such right is otherwise to commence, the Lessee is then in default under this Lease or this Lease is not then in full force and effect.

40.                               Security Measures. Lessee hereby acknowledges that Lessor shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Industrial Center. Lessee assumes all responsibility for the protection of Lessee, its agents, and invitees and the property of Lessee and of Lessee’s agents and invitees from acts of third parties. Nothing herein contained shall prevent Lessor, at its sole option, from providing security protection for the Industrial Center or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses, as set forth in paragraph 4.2. Lessee may install a twenty-four (24) hour electronic security system on the Premises which system shall remain the property of the Lessee. Upon the expiration of this Lease, Lessee shall be required to remove such system while making any necessary repairs to the Premises caused thereby.

41.                               Easements. Lessor reserves to itself the right, from time to time, to grant such easements, rights, and dedications as Lessor deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps, and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor, and failure to do so shall constitute a material default of this Lease by Lessee without the need for further notice to Lessee.

42.                               Performance Under Protest. If at any time a dispute arises as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

43.                               Authority. If Lessee is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of such entity. If Lessee is a corporation, trust, or partnership, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

44.                               Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

45.                               Offer. Preparation of this Lease by Lessor or Lessor’s agent and submission hereof to Lessee shall not be deemed an offer to lease. This Lease shall become binding upon Lessor and Lessee only when fully executed by Lessor and Lessee.

46.                               Hazardous Materials. Lessor and Lessee agree as follows with respect to the existence or use of Hazardous Materials (as defined below) at, on, in, under, above, or about the Industrial Center:

46.1                           Any handling, transportation, release, generation, storage, treatment, disposal, or use of Hazardous Materials by Lessee or its employees, agents, contractors, or invitees after the date hereof at, on, in, under, above, or about the Industrial Center shall strictly comply with all applicable Hazardous Material Laws (as defined below). Lessee shall indemnify, defend upon demand with counsel reasonably acceptable to Lessor, and hold harmless Lessor from and against any liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, monetary sanctions, attorneys’ fees, experts’ fees, court costs, remediation costs, investigation costs, and other expenses that result from or arise in any manner whatsoever out of the use, storage, treatment, transportation, release, or disposal of Hazardous Materials at, on, in, under, above, or about (i) the Industrial Center or (ii) the Premises by Lessee or its employees, agents, contractors, invitees or by third parties during the term hereof.

46.2                           If the presence of Hazardous Materials at, on, in, under, above, or about (i) the Industrial Center caused or permitted by Lessee or its employees, agents, contractors, or invitees after the date hereof or (ii) the Premises after the date hereof results in contamination or deterioration of water or soil, resulting in a level of contamination greater than the levels established as acceptable by any governmental agency having jurisdiction over such contamination, then Lessee shall promptly take any and all action necessary to investigate and remediate such contamination if required by law or as a condition to the issuance or continuing effectiveness of any governmental approval which relates to the use of the Industrial Center or any part thereof. Lessee shall further be solely responsible for, and shall defend, indemnify, and hold harmless Lessor and its agents from and against, all claims, costs, and liabilities, including attorneys’ fees and costs, arising out of or in connection with any investigation and remediation required hereunder to return the Industrial Center or any part thereof to its condition existing prior to the appearance of such Hazardous Materials.

46.3                           Lessor and Lessee shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials that relates to the Industrial Center, and (ii) any contamination of the Industrial Center by Hazardous Materials that constitutes a violation of any Hazardous Materials Law. Lessee may use small quantities of household chemicals such as adhesives, lubricants, and cleaning fluids in order to conduct its business at the Premises and such other Hazardous Materials as are necessary for the operation of Lessee’s business of which Lessor receives notice prior to such Hazardous Materials being brought onto the Premises and which Lessor consents in writing may be brought onto the Premises, provided that all such uses shall be conducted at all times in compliance with all Hazardous Materials Laws. At any time during the Lease term, Lessee shall, within five (5) days after written request therefor received from Lessor, disclose in writing all Hazardous Materials that are being used by Lessee at, on, in, under, above, or about the Industrial Center, the nature of such use, and the manner of storage and disposal.

46.4                           Lessor may cause testing wells to be installed on the Industrial Center, and may cause the soil and groundwater to be tested under and about the Industrial Center, and may inspect the Premises, to detect the presence of Hazardous Materials by the use of such tests as are then customarily used for such purposes. If Lessee so requests, Lessor shall supply Lessee with copies of such test results. The cost of such tests and of the installation, maintenance, repair, and replacement of such wells shall be paid by Lessee if such tests disclose the existence of facts that may give rise to liability of Lessee pursuant to its indemnity given in paragraph 45.1 and/or 45.2 above.

46.5                           As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material, or waste that is or becomes regulated by any local governmental authority, the State of Minnesota, or the United States Government. The term “Hazardous Material” includes, without limitation, petroleum products, asbestos, PCBs, and any material or substance that is (i) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903), or (ii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601). As used herein, the term “Hazardous Material Law” shall mean any statute, law, ordinance, or regulation of any governmental body or agency (including the U.S. Environmental Protection Agency, the Minnesota Pollution Control Agency, and the Minnesota Department of Health) which regulates the use, storage, release, handling, transportation, generation, treatment, or disposal of any Hazardous Material.

47.                               Exculpation. If Lessor is a corporation, trust, partnership, joint venture, unincorporated association, or other form of business entity:  (i) the obligations of Lessor shall not constitute personal obligations of the officers, directors, trustees, partners, joint ventures, members, owners, stockholders, or other principals or representatives of such business entity; and (ii) Lessee shall not have recourse to the assets of such officers, directors, trustees, partners, joint ventures, members, owners, stockholders, principals, or representatives except to the extent of their interest in the Industrial Center. Lessee shall have recourse only to the interest of Lessor in the

Industrial Center for the satisfaction of the obligations of Lessor and shall not have recourse to any other assets of Lessor for the satisfaction of such obligations.

48.                               Confidentiality. Except disclosures among parties related to the negotiation and discussion of this Lease, Lessor shall not, under any circumstances in any manner, disclose any information pertaining to the discussion, negotiation, lease signing, and/or similar matters between Lessor and Lessee and their respective representatives to the media, other lessors, to real estate brokers not representing a party in this transaction, and/or to any members of the general business community.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

LESSEE:		LESSOR:

Data Sciences International, Inc., a Minnesota corporation		AMB Property, L.P., a Delaware limited partnership

		By:	AMB Property Corporation, a
Maryland corporation

		Its:	General Partner

By:	/s/ Charles T. Coggin	By:	/s/

Its:	VP & CFO	Its:	Asset Manager

Lessee’s Address: 4211 Lexington Ave. N. Suite 2244 St. Paul MN, 55126 Attn: Charles Coggin		Lessor’s Address: Asset Manager – Minneapolis AMB Property, L.P. 60 State Street, Suite 3700 Boston, MA 02109

EXHIBIT A

[Floor Plan of Premises]

EXHIBIT A-1

LEGAL DESCRIPTION OF INDUSTRIAL CENTER

EXHIBIT B

LEASEHOLD IMPROVEMENTS PLANS AND SPECIFICATIONS

Industrial Multi-Lessee Lease
dated December 17 2001, between
Data Sciences International, Inc.,
a Minnesota corporation
(“Lessee”),
and
AMB PROPERTY, L.P.
a Delaware limited partnership
(“Lessor”)

This Exhibit B is attached to, made a part of, and subject to the Lease referred to above.

1.                                       Lessee agrees to cause the construction of, and, subject to paragraph 2 below, to pay the cost of, the leasehold improvements described in Paragraph 3 below (the “Leasehold Improvements”). The cost of the Leasehold Improvements shall consist of all direct and indirect “hard” and “soft” costs of designing, developing, constructing, and completing the Leasehold Improvements, including, without limitation, the following:

(a)                                  The cost of preparing the space plan, construction drawings and specifications, and mechanical, electrical, and structural drawings and specifications, including the cost of any changes thereto required by either party hereto or by the Fire Department, Building or Planning Department, Building Inspector, or any other agency or authority having jurisdiction over the Industrial Center or the Leasehold Improvements;

(b)                                 All permit and license fees and taxes and other governmental charges relating to the Leasehold Improvements;

(c)                                  All construction management and supervision fees;

(d)                                 All costs of labor and materials employed or used in the construction of the Leasehold Improvements, including, without limitation, all amounts paid to contractors, architects, engineers, subcontractors, and materialmen and sign contractor;

(e)                                  All rental costs for necessary temporary facilities, machinery, equipment, and tools;

(f)                                    The cost of premiums for insurance and bonds, to the extent attributable to the undertaking of the work described in this Exhibit; and

(g)                                 All clean-up costs and other costs associated with the removal of debris.

2.                                       The Leasehold Improvements shall consist of those improvements as shown on the plans and specifications to be attached hereto.

3.                                       Lessee shall have the right to utilize the services of an independent architectural firm and/or interior designer of its choice for the development of its space program, interior planning, design and the creation of architectural and other engineering documentation for the completion of working drawings and supervisions of work. It is understood that Lessee plans a layout which would include at least two of the existing three sets of restrooms in the same or similar design and approximately twelve private office or conference rooms generally in the interior of the space. In the event Lessor does not approve Lessee’s plan, Lessor will reimburse Lessee for architectural fees incurred up to $0.15 per square foot. Lessor’s approval of plans shall not be unreasonably withheld or delayed. Lessor agrees not to charge any fees associated with reviewing, supervising and/or verifying Lessee’s space plans or performing or coordinating construction of improvements in the Leased Premises. Lessee’s obligation to remove improvements at the expiration of the term shall be limited to those items identified by Lessor in the plan approval process.

4.                                       Performance of Construction. Lessee has elected to use its own contractors, build-out the Leased Premises pursuant to Lessee’s plans and specifications using a contractor chosen from a list acceptable to Lessee under a bid process approved by Lessee. All portions of work with a cost in excess of $5,000.0 shall be awarded, with Lessee’s approval after obtaining three competitive bids. Lessee shall have complete access to the bids and shall have the right to approve the contractor and all fees and other charges paid to the Contractor. There shall be no Lessor supervision or construction management fee. The final cost and any additional costs due to changes must be approved by Lessee. The contractor and its work shall be subject to the supervision and satisfaction of Lessee. Alternatively, Lessee may engage its own contractors to perform construction the identity of which shall be approved by Lessor which approval shall not be unreasonably withheld or delayed.

EXHIBIT C

RULES & REGULATIONS

Industrial Multi-Tenant Lease
dated December 17, 2001, between
Data Sciences International. Inc.,
a Minnesota corporation (“Lessee”),
and
AMB PROPERTY, L.P.,
a Delaware limited partnership
(“Lessor”)

1.                                       No advertisement, picture or sign of any sort shall be displayed on or outside the Premises without the prior written consent of Lessor. Lessor shall have the right to remove any such unapproved item without notice and at Lessee’s expense.

2.                                       Lessee shall not regularly park motor vehicles or trailers in designated parking areas after the conclusion of normal daily business activity.

3.                                       Lessee shall not use any method of heating or air conditioning other than that supplied by Lessor without the consent of Lessor.

4.                                       All window coverings installed by Lessee and visible from the outside of the building require the prior written approval of Lessor.

5.                                       Lessee shall not use, keep or permit to be used to keep any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises.

6.                                       Lessee shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Lessor.

7.                                       Lessee agrees not to make any duplicate keys without the prior consent of Lessor.

8.                                       Lessee shall park motor vehicles in those general parking areas as designated by Lessor except for loading and unloading. During those periods of loading and unloading, Lessee shall not unreasonably interfere with traffic flow within the Industrial Center and loading and unloading areas of other Lessees.

9.                                       Lessee shall not disturb, solicit or canvas any occupant of the Building or Industrial Center and shall cooperate to prevent same.

10.                                 No person shall go on the roof without Lessor’s permission.

11.                                 Business machines and mechanical equipment belonging to Lessee which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Lessor or other Lessees, shall be placed and maintained by Lessee, at

Lessee’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

12.                                 All goods, including material used to store goods, delivered to the Premises of Lessee shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

13.                                 Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Industrial Center or on streets adjacent thereto.

14.                                 Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

15.                                 Lessee is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures or in the warehouse. If trash or refuse is stored in the driveway or common area for more than one day, Lessor shall have the debris removed at Lessee’s expense.

16.                                 Lessee shall not store or permit the storage or placement of goods, merchandise, trash or debris in or around the common areas surrounding the Premises. No displays or sales or merchandise shall be allowed in the parking lots or other common areas. Lessee shall not store or permit the storage or placement of wooden pallets in or around the Premises, or in or around the common areas surrounding the Premises. Lessee shall be solely responsible for periodical removal of wooden pallets from the Premises to maintain compliance with this regulation.

EXHIBIT D

Operating Expense Exclusions and Credits

Industrial Multi-Tenant Lease
dated December 17, 2001, between
Data Sciences International. Inc.,
a Minnesota corporation (“Lessee”),
and
AMB PROPERTY, L.P.,
a Delaware limited partnership
(“Lessor”)

1.                                       Original Construction. All costs incurred in connection with or directly related to the original construction (as distinguished from operation, repair and maintenance) of the Project.

2.                                       Initial Development. Legal and other fees, leasing commissions, advertising expenses and other costs incurred in connection with acquisition of the land, or the original development or original leasing of the Project.

3.                                       Costs Caused by Construction. Any expenses incurred during construction of the Building or any improvements therein in excess of those that would be expended if construction were completed and the Building were fully occupied.

4.                                       Equipment and Systems Leasing. The cost of renting or leasing anything other than items, the purchase price of which could be included in building operating costs hereunder.

5.                                       Hazardous Substances. All costs related to the removal of substances or materials from the Building or the Project which are presently, or at any time in the future may be, deemed hazardous.

6.                                       Compliance with Laws. The cost of changes to the Building, the parking structure, or the appurtenances in compliance with any laws, statutes, ordinances, rules or directives.

7.                                       Employee Limitation. All costs for any employees above the rank of building manager and reasonable allocation of the costs of all employees at or below the rank of building manager whose duties include work on other buildings or Projects or on activities the costs of which are otherwise excluded from operating costs.

8.                                       Management and Accounting Services. Other than a management fee not to exceed three and three-quarters percent (3.75%) of gross rent and accounting costs charged to all tenants, al costs and expenses associated with management and accounting services for the Project including but not limited to all expenses of a centralized office, the wages, salaries, bonuses and benefits of all management personnel, costs of preparation and handling of accounts receivable and accounts payable, and the payment of any rent, operating expenses or taxes for an on-site management office.

9.                                       Capital Costs. Roof replacement and structural repairs.

10.                                 Depreciation. Any charge for depreciation or amortization of any of the improvements.

11.                                 Ground Leases and Easements. Any charges for ground leases or other underlying leases, easements or any other similar or dissimilar use fees or other costs related to the use of the land.

12.                                 Financing Costs. Financing and refinancing costs, interest on debt or amortization payments on any mortgage or mortgages.

13.                                 Correcting Defects. Costs of correcting defects in the design or construction of the Building, the major Building systems or the material used in the construction of the building (including latent defects in the building or the inadequacy of design of the building) or in the building equipment or appurtenances thereto.

14.                                 Damage by Other Tenants. The cost of any repair to remedy damage caused by or resulting from the negligence of any other tenants in the Project, including their agents, servants, employees or invitees, together with the costs and expenses incurred by landlord in attempting to recover such costs.

15.                                 Leasing Costs. All costs related to any leasing or releasing of the Project. In the event the building management company is responsible for leasing or re-leasing of the building a reasonably allocable share of the management fee shall be therefore excluded.

16.                                 Improvements to Rentable Areas. Costs incurred in renovating or otherwise improving or decorating or redecorating space (including painting, carpet shampooing, drapery cleaning and wall washing) for tenants or other occupants in the building or vacant rentable space in the building or costs related thereto and costs incurred by landlord, whether or not reimbursed to landlord, by other tenants in connection with maintenance or repair of above-shell condition improvements.

17.                                 Bad Debts or Rent Loss. A bad debt loss, rent loss or reserves for bad debts or rent loss, provided, however, the cost of purchasing rent loss insurance to cover losses occasioned by a casualty shall not be excluded.

18.                                 Affiliates – Excessive Payments. Any item of cost, including a building management fee, which represents an amount paid to an affiliate of landlord or any affiliate of any partner or shareholder of landlord, or to the building management company or an affiliate of the building management company, to the extent the same is in excess of the lowest reasonable cost of said item or service in an arms length transaction. For the purposes hereof “affiliate” shall include subsidiaries of landlord or any person or entity that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with landlord or the building management company.

19.                                 Operation of Landlord’s Business; Preservation of Asset. Any and all costs (including legal fees and costs of lawsuits) associated with the operation of the business of the entity which constitutes landlord or preservation of the landlord’s interest in the building; excluded items shall specifically include, but shall not be limited to, formation of the entity, internal accounting and legal matters, including but not limited to preparation of tax returns and financial statements and gathering of data therefore, costs of defending any lawsuits with any mortgagee, costs of selling, syndication, financing, mortgaging or hypothecating any of the landlord’s interest in the Project, costs of any disputes between landlord and tenants within the Project including, without limitation, the lessee.

20.                                 Tenant Specific Costs. All costs and expenses arising solely out of the specific needs or character of a particular tenant or such tenant’s officers, employees, agents or customers, whether or not landlord recovers such costs from such tenant. And, any increased costs resulting from landlord permitting third parties to use the common elements of the Project for income producing activities.

21.                                 Disproportionate Costs; Excess Services. All costs and expenses resulting from the delivery to other tenants of services, utilities, or the use of building facilities or other benefits which are either greater in quantity or higher in quality than those delivered to Tenant regardless of whether or not the cost of such services is recovered by Landlord.

22.                                 Landlord’s Negligence. Any expense incurred as a result of the negligence of landlord, its agents, servants, or employees or arising out of landlord’s negligent failure to manage the Project consistently with the standards required by this lease.

23.                                 Insurance on Above Standard Tenant Improvements. Any cost or expense for insurance against loss due to damage or destruction resulting from fire or an extended coverage risk to improvements within rentable areas in the Project if, and to the extent, the improvements are not paid for by landlord.

24.                                 Reimbursed Costs. Any items not otherwise excluded to the extent landlord is reimbursed therefore by insurance or otherwise compensated, including direct reimbursement by any tenants, less the out-of-pocket cost of collection.

25.                                 Interest and Penalties. All interest or penalties incurred as a result of landlord’s failure to pay any costs or taxes as the same shall become due.

26.                                 Duplicate Charges. Any costs which would duplicate other costs therefore included in building operating costs.

27.                                 Rent Insurance. The cost of rent insurance which insures against rent loss for a period in excess of 24 months.

Credits to Operating Expenses

The following items shall be credited to and shall be used to reduce operating expenses:

28.                                 Cash Discounts. Any cash discounts received by early or prompt payment.

Available Discounts. Any cash discounts which would have been received on the purchase of any equipment, material or service otherwise includable in operating expenses, had landlord made payment promptly.

EXHIBIT E

HAZARDOUS MATERIALS DISCLOSURE

Industrial Multi-Tenant Lease
dated December 17, 2001, between
Data Science International, Inc.,
a Minnesota corporation (“Lessee”),
and
AMB PROPERTY, L.P.,
a Delaware limited partnership
(“Lessor”)

(Please Print)

1.	Type of business operation (administrative, printing, research, etc.) Product Development.

2.	Do you use any equipment powered by combustible fuels?	YES ☐ NO ☒

If so, what type(s) of equipment?

3.	Do you use any liquid chemical products, other than small quantities of copier or printer toner, in your operations?	YES ☒ NO ☐

If so, what quantity is typically stored on site?

4.	Do you use any powdered chemical products, other than small quantities of copier or printer toner, in your operations?	YES ☐ NO ☒

If so, what quantity is typically stored on site?

5.	Do you store paint or related products in containers of 5 gallons or larger?	YES ☐ NO ☒

6.	Do you use the services of a hazardous waste recycling company?	YES ☒ NO ☐

7.	Do you use the services of a hazardous disposal company?	YES ☒ NO ☐

8.	Do you use the services of a medical waste disposal company?	YES ☐ NO ☒

EXHIBIT F

INSURANCE QUESTIONNAIRE

Industrial Multi-Tenant Lease
dated December 17, 2001, between
Data Science International, Inc.,
a Minnesota corporation (“Lessee”),
and
AMB PROPERTY, L.P.,
a Delaware limited partnership
(“Lessor”)

1.

Do you use, store, or contemplate using at any time fluids or other materials having a closed cup flash point 80 degrees or less including, but not limited to, gasoline, benzene, carbon disulfide, naphtha, kerosene, LPG, or other materials?

YES ☒ NO ☐

If yes, please answer the following:

	A.	Will you use Underwriter’s Laboratory approved self-closing cans?	YES ☐ NO ☒

	B.	What is the gallon capacity you anticipate storing or using? 5 gallon

	C.	Will the above be “shelf stock” stored in original sealed containers?	YES ☒ NO ☐

	D.	Do you plan to use or store outside of the building?	YES ☐ NO ☒

2.		Do you have or plan to have a gasoline engine or other gasoline powered equipment to be used in the building (other than forklifts)?	YES ☐ NO ☒

3.		Do you contemplate the use of any spray painting equipment?	YES ☐ NO ☒

If yes, please answer the following:

	A.	Will an underwriter’s Laboratory approved booth be installed?	YES ☐ NO ☐

	B.	If yes, submit the specifications for the booth or furnish the name of the booth company and person to contact including telephone and address.

4.		Do you contemplate or plan to operate a restaurant or similar cooking facility?	YES ☐ NO ☒

		If yes, will you install an Underwriter’s Laboratory approved hood and dust fire extinguisher system?	YES ☐ NO ☐

5.	Do you contemplate any of the following operations? If yes, please check the appropriate occupancy.

Storage of dynamite, dynamite caps or gunpowder
Woodworking (any kind)
Paper box manufacturing
Excelsior works
Paper shredding plants
Upholstery works
Cotton storage
Broom manufacturing
Calcium carbide (Stocks)
Celluloid goods
Fireworks
Furniture repairing
Furniture factories
Moving picture film (stock)
Paint manufacturing
Printer’s ink manufacturing
Rubber tire recap or retread

6.	If building is sprinklered, please answer the following:

	A.	Do you contemplate storing stock over 15” without racks, or over 12’ with racks?	YES ☐ NO ☒

	B.	How many feet in height will you store goods? Up to 9’

	C.	Will you store closer than within 3 feet of the sprinkler heads?	YES ☐ NO ☒

	D.	Will you use racks or shelves for storage?	YES ☒ NO ☐

	E.	If answer to “D” is “yes,” please answer the following:

		1.	Are racks slatted, solid, or open? open
		2.	What is the width of racks? 1” to 4’
		3.	Will racks be single or multi-row? Multi-row
		4.	What is aisle width between racks? 39”

	F.	Describe goods to be stored: Electrical test instruments, test fixtures, electronic components, small quantities of miscellaneous chemicals

	G.	What materials are products made of? Miscellaneous metals and plastics

	H.	Will your inventory consist of any of the following? Please check the appropriate item.

Linoleum products
Lacquers in cans or in cartons
All high-hazard plastics
Upholstered furniture
Wooden furniture
Eighty-six proof or higher liquors
Pharmaceuticals in bottles
Rugs or carpets
Rolled pulp and paper (horizontal storage or racked)
Light tissue crepe grade
Baled waste paper
Alcohols in cans or bottles or in cartons
Baled cork
Wood patterns, pallets, and flats
Rolled pulp and paper (vertical storage)
Unbanded or light tissue crepe paper
Rolled asphalt paper (vertical)
Rubber tires
Foam or sponge rubber
Crude or synthetic rubber
Foamed plastic products (with or without cartons)
Goods encapsulated by plastic

		If any of the above is checked, do you plan to install approve in-rack or in-bin sprinklers?	YES ☐ NO ☒

		Do you plan to install other fire protection devices?	YES ☒ NO ☐

If yes, describe Fire extinguisher, fire resistant cabinets

7.	What is your contemplated usage if not previously covered? Very small quantities

FIRST LEASE AMENDMENT AGREEMENT

THIS FIRST LEASE AMENDMENT AGREEMENT (this “Agreement”) is made and entered into as of this 24th day of January, 2005, by and between AMB PROPERTY, L.P., a Delaware limited partnership (the “Lessor”) and TRANSOMA MEDICAL, INC. (formerly DATA SCIENCES INTERNATIONAL, INC.), a Minnesota, corporation (the “Lessee”);

WITNESSETH:

WHEREAS, Lessor and Lessee are the parties to that certain Lease dated December 17, 2001 (the “Original Lease”), wherein Lessor leased to Lessee and Lessee leased from Lessor that certain premises containing approximately 19,097 square feet and known as 4364 Round Lake Boulevard, Arden Hills, Minnesota, which premises is more particularly depicted on the site plan attached hereto as Exhibit A (the “Original Premises”); and

WHEREAS, in addition to extending the term of the Original Lease and providing Lessee with extension and expansion rights, Lessor and Lessee wish to expand the Original Lease to include 3,624 square feet and depicted as Expansion Area One (“Expansion Area One”) on Exhibit A which is attached hereto and made a part hereof. Hereinafter the Original Lease as amended by this Agreement shall be collectively referred to as the “Lease”.

NOW, THEREFORE, in consideration of the above and the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

1.                                       Extension. The Term of the Lease is hereby extended for a period of three (3) years and six (6) months commencing July 1, 2005 and ending on December 31, 2008 (the “Initial Extended Term”).

2.                                       Premises. Commencing on September 1, 2005 (the “Expansion Date”), through and including December 31, 2008, Lessor shall lease to Lessee and Lessee shall lease from Lessor both the Original Premises and Expansion Area One, for an aggregate square footage of 22,721, and which shall be collectively deemed the “Premises” for all purposes under the Lease. As a condition to the achievement of the Expansion Date, Lessee shall deliver to Lessor copies of insurance certificates covering Expansion Area One in accordance with the requirements of Paragraph 8 of the Lease. Lessor shall deliver Expansion Area One separately metered and demised from the adjacent space to the east.

3.                                       Base Rent and Operating Expenses.

(a)                                  Paragraph 4.1 of the Lease is hereby amended to provide that Lessee shall be responsible for the payment of Base Rent at the following monthly rates and otherwise pursuant to the terms and conditions of the Lease:

Time Period	Monthly Base Rent	Base Rent Per Square Foot

July 1, 2005 - August 31, 2005	$9,150.65	$5.75
September 1, 2005 - November 30, 2005	No Base Rent owed by Lessee (Lessee responsible for the payment of Operating Expenses and utilities for the Original Premises and Expansion Area One during this time period)	$0.00
December 1, 2005 - December 31, 2005	$10,887.15	$5.75
January 1, 2006 - December 31, 2006	$11,209.03	$5.92
January 1, 2007 - December 31, 2007	$11,549.84	$6.10
January 1, 2008 - December 31, 2008	$11,890.66	$6.28

(b)                                 Commencing on the later to occur of (i) the Expansion Date or (ii) the date Expansion Area One is turned over to Lessee, (a) Lessee shall be responsible for the payment of Operating Expenses on both the Original Premises and Expansion Area One in accordance with the terms and conditions of Paragraph 4.2 of the Lease, and (b) Lessee’s Share under the Lease shall equal 30.49%. Until the Expansion Date, Lessee shall continue to be responsible for making all payments to Lessor for the Original Premises in accordance with the Lease, as amended hereby. In the event Expansion Area One is not turned over to Lessee on or prior to September 1, 2005, the free Base Rent period with respect to such premises shall be adjusted accordingly.

4.                                       Lessee Improvement Allowance. Lessor specifically agrees to provide Lessee with an allowance of Four Dollars ($4.00) per square foot for Expansion Area One (i.e., $14,496.00) (the “Allowance”) to be utilized for the installation and/or completion of improvements to the Premises reasonably approved by Lessor (the “Lessee Improvements”). The Lessee Improvements shall be installed and completed and the Allowance shall be paid in accordance with the requirements of the Lease (including Paragraph 7.3) and the following requirements:

(a)                                  Lessee shall in a timely manner pay all costs and expenses for the Lessee Improvements directly to the contractors performing such Improvements. At such time as Lessee presents Lessor with verifiable evidence that the contractors performing the Lessee Improvements have been fully paid, Lessor shall reimburse Lessee for costs it has incurred, up to the amount of the Allowance;

(b)                                 The Lessee Improvements shall be performed in accordance with all applicable municipal requirements by licensed contractors who are approved in advance by Lessor (said approval not to be unreasonably withheld or delayed) and who carry policies of worker’s compensation and liability insurance in minimum coverage amounts acceptable to Lessor;

(c)                                  Lessee shall furnish copies of insurance certificates and/or policies evidencing the required insurance coverage hereunder prior to commencing the Lessee Improvements and Lessor shall be designated as an additional insured on such certificates; and

(d)                                 Lessee shall indemnify, defend, protect and hold Lessor harmless from any and all costs (including reasonable attorneys’ fees and court costs), losses, expenses, damages and other liabilities arising out of or in connection with the Lessee Improvements including, but not limited to, the negligence of Lessee and/or its agents, contractors and employees in making and/or installing the Lessee Improvements or Lessee’s failure to pay for the making and/or installing of the Lessee Improvements.

5.                                       Option to Extend. Paragraph 3.4 of the Lease is hereby deleted in its entirety and replaced with the following:

“Lessee shall have the right to renew the term of this Lease for one (1) period of three (3) years (the “Renewal Term”) subject to the following terms and conditions and the conditions outlined in Paragraphs 38.2 and 38.4 of the Lease:

(i)                                     Lessee shall exercise its right to extend the term of this Lease, if at all, by notifying Lessor in writing of its election to exercise its right to renew the term hereof (the “Renewal Notice”) not later than December 31, 2007;

(ii)                                  The Renewal Term shall be upon the same terms, covenants, and conditions as contained in this Lease; provided, however, that there shall be no improvements or allowance provided to Lessee and the Base Rent for the Renewal Term shall be determined by mutual agreement between Lessor and Lessee based upon the then fair market rental rate for comparable space in buildings of like quality in the same rental market as the Premises as of the date the Renewal Term is to commence;

(iii)                               In the event Lessor and Lessee are unable to agree upon the Base Rent for the Renewal Term prior to February 1, 2008, either party may elect to have the determination of the Base Rent be governed by an arbitration procedure, as follows:  two (2) qualified appraisers (each a member of the American Institute of Real Estate Appraisers (each, an “MAI”), one chosen by Lessor and one chosen by Lessee, shall mutually agree thereupon, provided that if either party shall fail to choose an MAI within fifteen (15) days after notification by the other party of the selection of its MAI, then the appraisal by such single MAI shall be binding on the Lessor and the Lessee. If the two MAIs cannot agree within fifteen (15) days after both have been appointed, then a third MAI shall be selected by the two MAIs or failing agreement as to such third MAI within thirty (30) days after both have been appointed, by the American Arbitration Association. The third MAI shall only select one or the other of the two appraisals, which selected appraisal shall then be binding on Lessor and Lessee except as provided below. The MAIs shall use their best efforts to determine the Base Rent by March 31, 2008 and the parties shall enter into an amendment to this Lease memorializing same and the extension of the Term. The fees and expenses of the MAI appointed by the Lessee shall be paid by the Lessee, the fees and expenses of the MAI appointed by the Lessor shall be paid by the Lessor and the fees and expenses of the third MAI shall be divided equally between the Lessor and Lessee; and

(iv)                              In the event the Base Rent for the Renewal Term is not agreed upon by the parties or determined by the MAIs by May 31, 2008, Lessee’s exercise of the Option to Extend shall be deemed null and void.

6.                                       Option to Expand (First Option Space). Lessee shall have the option to lease an additional space containing approximately 7,073 square feet and depicted on attached Exhibit A (the “First Option Space”) following expiration of the term of the existing lease for the First Option Space which will occur on November 30, 2007 and the current tenant’s vacation from such space, subject to the following terms and conditions and the conditions outlined in Paragraphs 38.2 and 38.4 of the Lease:

(i)                                     Lessee shall exercise its right to lease the First Option Space, if at all, on or before May 1, 2007, by notifying Lessor in writing of its election (the “First Option Space Notice”) simultaneous with the delivery of the Renewal Notice;

(ii)                                  Lessee shall not be entitled to lease the First Option Space unless the Renewal Notice is delivered to Lessor on or before May 1, 2007; and

(iii)                               The leasing of the First Option Space shall be upon the same terms, covenants, and conditions as contained in the Lease; provided, however, that (a) the Allowance shall be $2.00 per square foot, and (b) the Base Rent for the First Option Space shall be the same Base Rent per square foot as for the Renewal Term determined in accordance with Paragraph 5 above; provided, however, that the Base Rent per square foot shall be determined on or before August 31, 2007.

7.                                       Option to Expand (Second Option Space). Lessee shall also have the option to lease an additional space containing approximately 3,754 square feet known as 4354 West Round Lake Boulevard and depicted on attached Exhibit A (the “Second Option Space”) following expiration of the term of the existing lease for the Second Option Space which occurs on March 31, 2008 and the current tenant’s vacation from such space, subject to the following terms and conditions and the conditions outlined in Paragraphs 38.2 and 38.4 of the Lease:

(i)                                     Lessee shall exercise its right to lease the Second Option Space, if at all, by notifying Lessor in writing of its election (the “Second Option Space Notice”) not later than October 1, 2007;

(ii)                                  Lessee shall not be entitled to lease the Second Option Space if Lessee does not either (a) deliver the Renewal Notice and the First Option Space Notice on or before May 1, 2007, or (b) if the First Option Space Notice is not delivered to Lessor on or before May 1, 2007, deliver both the Second Option Space Notice and the Renewal Notice on or before October 1, 2007; and

(iii)                               The leasing of the Second Option Space shall be upon the same terms, covenants, and conditions as contained in the Lease; provided, however, that there shall be no improvements or allowance provided to Lessee and the Base Rent for the Second Option Space shall be the same Base Rent per square foot as for the Renewal Term determined in accordance with Paragraph 5 above; provided, however, that the Base Rent per square foot shall be determined on or before January 31, 2008.

8.                                       Restoration. At the expiration or earlier termination of the Lease, Lessee shall return the Premises to the condition required under the Lease, except as otherwise provided in this Paragraph 8. Notwithstanding the foregoing, Lessee shall not be required to remove any improvements installed by Lessee that were approved in writing by Lessor, with the exception of those improvements that Lessor previously notified Lessee in writing that Lessee would be required to remove upon Lease expiration. Lessee shall have no obligation to restore any office areas in Expansion Area One or Expansion Area Two to the extent that such office areas comprise an aggregate square footage that is less than 30% of the aggregate square footage of the area leased in such Expansion Area One or Expansion Area Two (collectively the “No Restoration Areas”). Lessor may, at its option, require Lessee to restore any portion of Expansion Area One to the extent that it exceeds a thirty percent (30%) office finish, or Lessor may require Lessee to remove tile floors, sinks or counters in areas other than the No Restoration Areas. The parties acknowledge that Expansion Area One, at the time of execution of this Agreement, consists entirely of warehouse space.

9.                                       Brokers. Lessee and Lessor each represent and warrant to the other that it has dealt with no broker, agent or other person in connection with this transaction other than CB Richard Ellis and Keewaydin Real Estate Advisors (collectively, the “Brokers”) or that no broker, agent or other person other than the Brokers brought about this transaction, other than as may be referenced in a separate written agreement executed by such party, and delivered to the other party, and each party agrees to indemnify and hold the other harmless from and against any claims by any other broker, agent or other person other than the Brokers claiming a commission or other form of compensation by virtue of having dealt with such party with regard to this leasing transaction. Lessor agrees to pay the leasing commission of the Brokers payable in connection with this transaction. Keewaydin shall be paid in accordance with a separate agreement obligating Lessor which has been signed on behalf of Lessor by an officer of CB Richard Ellis.

10.                                 Estoppel/Acknowledgments of Lessee.

(a)                                  Lessee is in possession of the Original Premises and acknowledges that Expansion Area One shall be delivered in an “as is” condition.

(b)                                 Neither Lessor nor Lessee is in default under the Lease and the Lease is in full force and effect and has not been assigned, modified, supplemented, subleased, or amended, except as disclosed in the preambles to this Agreement.

(c)                                  The Lease and this Agreement represent the entire agreement between Lessor and Lessee. Except as specifically provided herein, Lessee has no option, right of first refusal, or other right to renew, extend, lease additional space, or purchase any part of the Premises.

(d)                                 Lessee has no defenses or offsets against the enforcement of this Lease by Lessor or other claims against Lessor.

(e)                                  Except as specifically provided herein, there are no concessions or abatements of rent that affect any rent accruing now or later; no rent accruing now or later under the Lease has been paid more than thirty (30) days in advance.

(f)                                    Lessee hereby acknowledges and agrees that Lessor has complied with and/or Lessee waives compliance with all of Lessor’s obligations under the Lease through the date of this Agreement.

11.                                 Miscellaneous.

(a)                                  Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota.

(b)                                 Effect of Agreement. Except as expressly amended by this Agreement, all terms and conditions of the Lease are and remain in full force and effect. In the event the terms of this Agreement are inconsistent with any of the terms of the Original Lease, the terms of this Agreement shall control.

(c)                                  Counterparts. This Agreement may be executed in two or more counterparts, which, together or collectively, shall be deemed one and the same Agreement.

(d)                                 Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Lease.

IN WITNESS WHEREOF, Lessor and Lessee have each caused this Agreement to be executed as of the date first above written.

In the presence of:	LESSOR:

AMB PROPERTY, L.P.,
a Delaware limited partnership

	By:	AMB Property Corporation,
a Delaware corporation

	Its:	General Partner

/s/	By:	/s/ Christos F. Kombouras
Name:
	Its:	VP, Regional Manager

Dated: January 31, 2005

In the presence of:	LESSEE:

TRANSOMA MEDICAL, INC.,
a Minnesota corporation

/s/	By:	/s/ Brian P. Brockway
Name:
	Its:	President & CFO

Dated: January 24, 2005

EXHIBIT A

Depiction of Premises

[Floor Plan illustrating the Existing Premises, Expansion Area One, First Option Space, and Second Option Space]